UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

LSB Industries, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LSB INDUSTRIES, INC.

16 South Pennsylvania Avenue

Post Office Box 754

Oklahoma City, OK 73101

Notice of Annual Meeting of Stockholders

To Be Held June 14, 2007

To the Stockholders of

LSB Industries, Inc.

The Annual Meeting of the Stockholders of LSB Industries, Inc. (the “Company”) will take place at the Company’s offices located at 16 S. Pennsylvania Avenue, Oklahoma City, Oklahoma, on Thursday, June 14, 2007, at 11:30 a.m. (CDT), for the purpose of considering and acting upon the following matters:

(1)	The election of three nominees to the Board of Directors;

(2)	The ratification of the appointment of the independent registered public accounting firm;

(3)	Approval of non-qualified stock options granted to two Climate Control Business employees; and

(4)	Any other business which properly may come before the meeting or any adjournment of the meeting.

The Board of Directors has fixed the close of business on April 16, 2007, as the record date for the determination of holders of the common stock and voting preferred stock of the Company entitled to receive notice of, and to vote at, the annual meeting.

Your vote is important. To ensure the presence of a quorum at the annual meeting, please sign and promptly return the enclosed Proxy Card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States. In addition, you can vote by telephone or Internet. Instructions are included on the proxy card.

The Company is distributing its 2006 Annual Report to Stockholders with the enclosed proxy soliciting material.

By order of the Board of Directors

David M. Shear
Senior Vice President,
Secretary and General Counsel

Oklahoma City, Oklahoma

May 14, 2007

LSB INDUSTRIES, INC.

16 South Pennsylvania Avenue

Post Office Box 754

Oklahoma City, OK 73101

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 14, 2007

SOLICITATION OF PROXIES

Solicitation

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LSB Industries, Inc. (the “Company”, “we,” “us” or “our”) of proxies to be voted at the Annual Meeting of Stockholders to take place on Thursday, June 14, 2007, at 11:30 a.m. at the Company’s offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma and at any adjournment thereof. This proxy statement and the proxy card are being first sent to the stockholders of the Company on or about May 14, 2007.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What matters are being considered?

You will be voting on each of the following items of business:

(1)	The election of three nominees to the Board of Directors;

(2)	The ratification of the appointment of the independent registered public accounting firm; and

(3)	Approval of non-qualified stock options granted to two Climate Control Business employees.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on April 16, 2007, which is the record date for determining who is eligible to vote at the annual meeting.

As of the close of business on the record date, we had the following shares of common stock and voting preferred stock issued and outstanding which were eligible to vote:

(a)	19,521,739 shares of common stock (excluding 3,447,754 shares held in treasury), with each share entitled to one vote;

(b)	611.5 shares of Convertible Noncumulative Preferred Stock (“Noncumulative Preferred”), with each full share entitled to one vote and each half share entitled to one-half of one vote;

(c)	20,000 shares of Series B 12% Cumulative Convertible Preferred Stock (“Series B Preferred”), with each share entitled to one vote; and

(d)	1,000,000 shares of Series D 6% Cumulative Convertible Preferred Stock (“Series D Preferred”), with each share entitled to .875 of one vote.

Shares of our Noncumulative Preferred, Series B Preferred and Series D Preferred are referred to as a “voting preferred stock.”

All of our outstanding shares of common stock and voting preferred stock will vote together as a single class on all matters coming before the annual meeting, and a majority of all of the outstanding shares of common stock and voting preferred stock of the Company, represented as a single class, entitled to notice of, and to vote at, the annual meeting, represented in person or by proxy, will constitute a quorum for the meeting.

How do I vote?

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•	Vote by Internet, by going to the web address www.cesvote.com and following the instructions for Internet voting.

•	Vote by Telephone, by dialing 1-888-693-8683, which is a toll-free number, and following the instructions for telephone voting.

•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or by telephone.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by

•	executing and submitting a revised proxy;

•	providing a written revocation to the Secretary of the Company; or

•	voting in person at the meeting.

In the absence of a revocation, shares represented by the proxies will be voted at the meeting. Your attendance at the meeting will not automatically revoke your proxy. If you do not hold your shares directly, you should follow the instructions provided by your broker, bank or nominee to revoke your previously voted proxy.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions as to the proposal, your proxy will be voted “FOR” the Amendments.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is UMB Bank, n.a., P.O. Box 410064, Kansas City, Missouri 64141 whose phone number is (800) 821-2171.

Will my shares be voted if I do not provide my proxy?

No. If your shares are registered in your name, they will not be voted, unless you submit your proxy or vote in person at the meeting. If you hold your shares directly in your own name, you must vote, either by completing, signing and delivering a proxy, voting by telephone or the Internet, or attending the meeting and voting at the meeting.

If your stock is held in your brokerage account, you can instruct your broker how your shares should be voted. If you fail to give your broker instructions, the broker will submit a “broker non-vote.” A broker non-vote is counted toward the shares needed for a quorum, but because a broker non-vote is not considered to be eligible to vote, it is not counted in determining whether the proposal has been approved.

Are abstentions counted?

If your proxy indicates an abstention from voting on the proposal, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Because abstentions represent shares entitled to vote, if you abstain from voting on a proposal, your abstention (a) will have no effect on the election of directors and (b) will have the effect of a vote against the approval of the nonqualified stock options granted to two Climate Control Business employees and against the ratification of the appointment of independent registered public accounting firm.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, we must have a quorum. We will have a quorum, and be able to conduct the meeting, if a majority of our outstanding voting shares of common stock and voting preferred stock as of April 16, 2007, are present at the meeting. Your shares will be counted as being present at the meeting if you (a) attend the meeting, (b) vote by telephone or the Internet, (c) properly return a proxy by mail, or (d) fail to give your broker voting instructions and the broker submits a “broker non-vote.”

What vote is required to approve the items under consideration?

The ratification of the appointment of the independent registered public accounting firm and the approval of the non-qualified options granted to two Climate Control Business employees require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the annual meeting. Directors are elected by a plurality of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Who will count the votes?

All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes and abstentions.

What is the deadline for submission of stockholder proposals?

If you wish to submit proposals to be included in our proxy statement for our 2008 annual meeting, proposals must be received at our principal executive offices not later than January 15, 2008. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act.

The deadline for providing us with timely notice of matters that you otherwise desire to introduce at our next annual meeting of stockholders, other than those that will be included in our proxy materials, is 50 days prior to the date of the 2008 annual meeting (or if we give less than 60 days notice of the date of the 2008 annual meeting, written notice of the proposal must be received not later than the close of business on the 10th day following the day on which we mail notice of, or publicly disclose, the date of the meeting). The written notice must set forth: (a) a brief description of the business desired to be presented before the annual meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (c) the class and number of shares of the Company’s voting stock beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business.

If you wish to present a proposal, but you fail to notify us by such deadline, you will not be entitled to present the proposal at the meeting. We suggest that you submit your proposals by registered mail, return receipt requested, attention: Secretary.

Who is paying the cost of the meeting?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees, without additional consideration, in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners. We have also retained and will pay for the services of Georgeson, Inc. to assist in the solicitation of proxies for a fee of $8,500, plus reasonable charges and out-of-pocket expenses incurred by them.

Shareholder List

A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder for any purpose germane to the annual meeting during ordinary business hours commencing 10 days before the annual meeting. The list will be maintained at our principal executive offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma.

Other Matters Brought Before the Meeting

The Board of Directors does not intend to bring any matter before the annual meeting other than matters specifically referred to in the notice of the annual meeting, nor does the Board of Directors know of any other matter that anyone else proposes to present for action at the annual meeting. However, if any other matter is properly brought before the annual meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the annual meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matter.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board of Directors has nominated Charles A. Burtch, Jack E. Golsen and Horace G. Rhodes to each serve a three-year term expiring in 2010. Each of the nominees is presently serving as a director of the Company.

If any of the nominees become unable or unwilling to serve for good cause (an event which the Board of Directors does not anticipate), the person or persons named in the Proxy Card as the proxies will vote for the election of the person or persons recommended by a majority of the independent directors then serving on the Board of Directors. The proxies cannot be voted for a greater number of persons than the number of nominees.

The Certificate of Incorporation and By-laws of the Company provide for the division of the Board of Directors into three classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year, with each class of directors elected for a term of three years and until their successors are duly elected and qualified. Messrs. Burtch, Golsen and Rhodes are in the class whose term is expiring as of the annual meeting.

The Company’s By-laws provide that the Board of Directors, by resolution from time to time, may fix the number of directors that shall constitute the whole Board of Directors. The By-laws presently provide that the number of directors may consist of not less than three nor more than thirteen. The Board of Directors currently consists of thirteen members.

The terms of the Company’s $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 (“Series 2 Preferred”) provide that whenever dividends on the Series 2 Preferred are in arrears and unpaid in an amount equal to at least six quarterly dividends: (a) the number of members of the Board of Directors of the Company shall be increased by two effective as of the time of election of such directors; (b) the Company shall, upon the written request of the record holders of at least 10% of the shares of Series 2 Preferred, call a special meeting of the Series 2 Preferred holders for the purpose of electing such two additional directors; (c) the Series 2 Preferred holders have the exclusive right to vote for and elect such two additional directors; and (d) the term of office of such directors will terminate immediately upon the termination of the right of the Series 2 Preferred holders to vote for such two additional directors, subject to the requirements of Delaware law. The Series 2 Preferred holders will not be entitled to elect two directors to our Board and any directors previously elected by the Series 2 Preferred holders will be automatically removed, if and so long as fewer than 140,000 shares of Series 2 Preferred are outstanding. In 2002, the holders of the Series 2 Preferred elected Grant J. Donovan and N. Allen Ford to serve as directors pursuant to the terms of the Series 2 Preferred. The Series 2 Preferred holders have the right to remove without cause at any time and replace either of the two directors that the Series 2 Preferred holders have elected.

The following sets forth certain information regarding the nominees and all other directors whose term will continue after the annual meeting.

Nominees

Charles A. Burtch, age 72. Mr. Burtch first became a director in 1999. His term will expire as of the annual meeting in 2007. Mr. Burtch was formerly Executive Vice-President and West Division Manager of BankAmerica, where he managed BankAmerica’s asset-based lending division for the western third of the United States. He retired in 1998 and has since been engaged as a private investor. Mr. Burtch is a graduate of Arizona State University.

Jack E. Golsen, age 78. Mr. Golsen first became a director in 1969. His term will expire as of the annual meeting in 2007. Mr. Golsen, founder of the Company, is our Chairman of the Board of Directors and Chief Executive Officer and has served in those capacities since our inception in 1969. Mr. Golsen served as our President from 1969 until 2004. During 1996, he was inducted into the Oklahoma Commerce and Industry Hall of Honor as one of Oklahoma’s leading industrialists. Mr. Golsen has a Bachelor of Science degree from the University of New Mexico in biochemistry. Mr. Golsen is a Trustee of Oklahoma City University.

Horace G. Rhodes, age 79. Mr. Rhodes first became a director in 1996. His term will expire as of the annual meeting in 2007. Mr. Rhodes is the Chairman of the law firm of Kerr, Irvine, Rhodes & Ables and has served in such capacity and has practiced law for many years. From 1972 until 2001, he served as Executive Vice President and General Counsel for the Association of Oklahoma Life Insurance Companies and since 1982 served as Executive Vice President and General Counsel for the Oklahoma Life and Health Insurance Guaranty Association. Mr. Rhodes received his undergraduate and law degrees from the University of Oklahoma.

Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cast by the holders of the voting securities of the Company, voting together as one class.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF THE THREE NOMINEES AS DIRECTORS OF THE COMPANY

Continuing Directors

Raymond B. Ackerman, age 84. Mr. Ackerman first became a director in 1993. His term will expire in 2008. From 1972 until his retirement in 1992, Mr. Ackerman served as Chairman of the Board and President of Ackerman McQueen, Inc., the largest advertising and public relations firm headquartered in Oklahoma. He currently serves as Chairman Emeritus of the firm. He retired as a Rear Admiral in the United States Naval Reserve. He is a graduate of Oklahoma City University, and in 1996, was awarded an honorary doctorate from the school. He was elected to the Oklahoma Commerce and Industry Hall of Fame in 1993.

Robert C. Brown, M.D., age 75. Dr. Brown first became a director in 1969. His term will expire in 2009. Dr. Brown has practiced medicine for many years and is Vice President and Treasurer of Plaza Medical Group, P.C. and President and Chief Executive Officer of ClaimLogic L.L.C. Dr. Brown received both his undergraduate and medical degrees from Tufts University after which he spent two years in the United States Navy as a doctor and over three years at the Mayo Clinic. Dr. Brown is also a Clinical Professor at University of Oklahoma Medical School.

Barry H. Golsen, J.D., age 56. Mr. Golsen first became a director in 1981. His term will expire in 2009. Mr. Golsen was elected President of the Company in 2004. Mr. Golsen has served as our Vice Chairman of the Board of Directors since August 1994, and has been the President of our Climate Control Business for more than five years. Mr. Golsen also serves as a director of the Oklahoma branch of the Federal Reserve Bank. Mr. Golsen has both his undergraduate and law degrees from the University of Oklahoma.

David R. Goss, age 66. Mr. Goss first became a director in 1971. His term will expire in 2009. Mr. Goss, a certified public accountant, is our Executive Vice President of Operations and has served in substantially the same capacity for more than five years. Mr. Goss is a graduate of Rutgers University.

Bernard G. Ille, age 80. Mr. Ille first became a director in 1971. His term will expire in 2008. Mr. Ille served as President and Chief Executive Officer of United Founders Life from 1966 to 1988. He served as President and Chief Executive Officer of First Life Assurance Company from 1988, until it was acquired by another company in 1994. During his tenure as President of these two companies, he served as Chairman of the Oklahoma Guaranty Association for ten years and was President of the Oklahoma Association of Life Insurance Companies for two terms. He is a director of Landmark Land Company, Inc., which was the parent company of First Life. He is also a director for Quail Creek Bank, N.A. Mr. Ille is currently President of BML Consultants and a private investor. He is a graduate of the University of Oklahoma.

Donald W. Munson, age 74. Mr. Munson first became a director in 1997. His term will expire in 2008. From 1988, until his retirement in 1992, Mr. Munson served as President and Chief Operating Officer of Lennox Industries. Prior to 1998, he served as Executive Vice President of Lennox Industries’ Division Operations, President of Lennox Canada and Managing Director of Lennox Industries’ European Operations. Prior to joining Lennox Industries, Mr. Munson served in various capacities with the Howden Group, a company located in Scotland, and The Trane Company, including serving as the managing director of various companies within the Howden Group and Vice President Europe for The Trane Company. He is currently a consultant. Mr. Munson is a resident of England. He has degrees in mechanical engineering and business administration from the University of Minnesota.

Tony M. Shelby, age 65. Mr. Shelby first became a director in 1971. His term will expire in 2008. Mr. Shelby, a certified public accountant, has served as our Executive Vice President of Finance and Chief Financial Officer for more than five years. Prior to becoming our Executive Vice President of Finance and Chief Financial Officer, he served as Chief Financial Officer of a subsidiary of the Company and was with the accounting firm of Arthur Young & Co., a predecessor to Ernst & Young LLP. Mr. Shelby is a graduate of Oklahoma City University.

John A. Shelley, age 56. Mr. Shelley first became a director in 2005. His term will expire in 2009. Mr. Shelley is the President and Chief Executive Officer of The Bank of Union located in Oklahoma. He has held this position since 1997. Prior to 1997, Mr. Shelley held various senior level positions in financial institutions in Oklahoma including the position of President of Equity Bank for Savings, N.A., a savings and loan that was owned by the Company prior to 1994. Mr. Shelley is a graduate of the University of Oklahoma.

Continuing Directors elected by the holders of Series 2 Preferred:

Grant J. Donovan, age 50. Mr. Donovan first became a director in 2002. Mr. Donovan is President and founder of Galehead, Inc., a company specializing on the collections of accounts receivable in the international maritime trade business. Prior to forming Galehead, Inc., Mr. Donovan was a partner in a real estate development firm specializing in revitalizing functionally obsolete industrial buildings. Mr. Donovan received his MBA from Stanford University and his undergraduate degree in Civil Engineering from the University of Vermont. He currently is on the board of directors of EngenderHealth, an international aid organization established over 50 years ago, that is focused on improving women’s healthcare.

N. Allen Ford, age 64. Mr. Ford first became a director in 2002. Mr. Ford joined the University of Kansas in 1976 where his teaching and research duties focus mainly on taxation. At the University of Kansas, he has won several teaching awards and is the Larry D. Horner/KPMG Peat Marwick Distinguished Professor of Accounting. Mr. Ford teaches the following courses in taxation: individual, corporate, partnership, S corporation, gift and estate tax. He is active in professional organizations such as the American Taxation Association and the American Accounting Association. He received his Ph.D. in Accounting from the University of Arkansas.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP, Independent Registered Public Accounting Firm (“Ernst & Young”), as the Company’s auditors for 2007. Ernst & Young has served as the Company’s auditors for more than five years, including the fiscal year most recently completed. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment.

Consistent with past practices, it is expected that one or more representatives of Ernst & Young will attend the annual meeting and will be available to respond to appropriate questions or make a statement should they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP.

PROPOSAL 3

APPROVAL OF NON-QUALIFIED STOCK OPTIONS GRANTED TO TWO CLIMATE CONTROL

BUSINESS EMPLOYEES

General Information

On June 19, 2006, the Compensation and Stock Option Committee granted non-qualified stock options to two employees in our Climate Control Business, Dan Ellis and John Bailey (each, a “holder”), pursuant to the terms of separate Non-Qualified Stock Option Agreements (each, an “Option”). The Option granted to Dan Ellis, President of Climate Master, Inc. entitles him to purchase up to 250,000 shares of our common stock, and the Option granted to John Bailey, Vice President of Sales of Climate Master, Inc. entitles him to purchase up to 200,000 shares of our common stock.

The Options are attached to this proxy statement as Appendix A, and the following paragraphs provide a summary of the principal features of the Options. The summary is qualified in its entirety by reference to Appendix A.

The purpose of the Options is to enhance the Company’s ability to retain the services of these valuable employees and to reward them for outstanding service. We also believe that the Options provide the holders an added incentive to advance the interest of the Company.

Although our Board of Directors was not required under the Delaware General Corporation Law to obtain stockholder approval to grant the Options or issue shares upon the issuance of the Options, we are requesting stockholder approval to comply with the requirements of the American Stock Exchange (“AMEX”) so that the shares of common stock issuable under the Options will be eligible to be listed for trading on the AMEX.

Administration

The Board of Directors of the Company or the Compensation and Stock Option Committee has the full power and authority to construe and interpret the terms and provisions of the Options.

Exercise Price

The exercise price of each Option is $8.01 per share, which is the closing price of our common stock as reported on the AMEX on June 19, 2006, the date of grant of each Option.

Exercise of Options

The Options provide that at any time after June 19, 2007, the holder may exercise up to 10% of the number of shares subject to the applicable Option. The holder may exercise an additional 10% for each additional year of continuous employment thereafter. The Options are fully exercisable after 10 years of employment with us. The Board of Directors and the Compensation and Stock Option Committee have the discretion to accelerate the time when the holder may exercise his Option.

The Options may not be exercised after the holder is no longer our employee, except if the holder ceases to be an employee on account of physical or mental disability, the holder may exercise the Option within one year after the date of termination for the number of shares which the holder could have exercised at the time the holder ceased to be an employee. If the holder dies prior to the termination of the Option, the Option may be exercised within one year after death, provided that the holder died while our employee, or ceased to be our employee on account of a physical or mental disability and died within three months after the date on which he ceased to be an employee. In either event, the Option may be exercised only as to the number of shares which the holder could have exercised at the time his death. Each Option will not be exercisable after the expiration of 10 years and 90 days from the date of the Options.

Termination of Option

A holder’s Option will terminate on the earliest of the following:

•	10 years and 90 days from the date of the Option,

•	the termination of the holder “for cause” (as defined in the Option),

•	six months after the termination of the holder for any reason other than “for cause,” and

•	the surrender of the Option by the holder.

Forfeiture of Option

The terms of each Option provide that, if the holder breaches certain covenants prohibiting the holder from, directly or indirectly, competing against us, diverting business from us, or violating the policies adopted by our Board of Directors resulting in harm to us, or other enumerated acts that could be harmful to our business, then:

•	the unexercised portion of the Option is rescinded,

•	the holder forfeits all rights under the Option, and

•

if the holder acquired shares of our common stock upon the exercise of the Option within the 12 months prior to such breach, then the holder must deliver to us upon demand the number of shares of our common stock having a fair market value equal to the gain recognized upon such Option, calculated as difference between the exercise price and the fair market value of our common stock on the date of such exercise. If the holder does not have the requisite number of shares of common stock representing such gain, the holder must deliver to us (a) shares of our common stock owned by the holder indirectly through any entity controlled by the holder and (b) the dollar amount equal to such gain (less the value of shares delivered to us).

Transfer of Option and Option Shares

The holder may transfer the Option only by will or by the laws of descent and distribution. The Option may not be assigned, transferred, pledged, or hypothecated in any way, will not be assignable by operation of law, and will not be subject to execution, attachment or similar process.

The holder may transfer any shares of our common stock acquired upon the exercise of the Option, subject to our right of first refusal to purchase such shares. Our right of first refusal does not apply to transfers by the holder to certain members of his family.

Call Right

We have the right to purchase from the holder (and members of his family to whom the holder transferred shares of common stock) the shares of common stock acquired by the holder upon the exercise of the Option if (a) the holder or such family member dies or (b) the holder’s employment with us is terminated for cause (as defined in the Option). If we exercise this right, the purchase price for the shares would be the average closing price of our common stock for the five trading days preceding the date of the event triggering our call right.

Adjustments to Option

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, or other change in corporate structure affecting the common stock, such substitution or adjustment shall be made under the Option, number and exercise price of shares subject to an outstanding Option, as may be determined by the Board of Directors in order to proportionately adjust for any increase or decrease in the number of issued shares of common stock.

Federal Income Tax Consequences

The following summary of tax consequences is based upon present federal income tax laws, and is subject to change when laws change. This discussion of federal income tax consequences does not include potential state or local tax consequences. The Options are not intended to be treated as “incentive stock options” under §422 of the Internal Revenue Code of 1986, as amended (the “Code”).

A holder will realize no taxable income as a result of the grant or stockholder approval of the Option. However, compensation income, not capital gain, will be realized by the holder at the time of the holder’s exercise of the Option. The amount of income to be recognized by the holder will be equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Tax withholding is required on such income. When the holder disposes of shares of common stock acquired under an Option, any amount received in excess of the fair market value of such shares on the date of exercise will be treated as capital gain, subject to a capital gains tax rate which is dependent upon the holding period of such shares and the date such shares were acquired. If the amount received on such disposition is less than the fair market value of the shares on the date of exercise, the loss will be treated as capital loss.

No deduction is allowed to the Company for federal income tax purposes as a result of the grant or stockholder approval of the Option. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the holder is considered to have realized ordinary income as the result of the exercise of an Option.

Accounting Treatment

Under SFAS 123(R), the fair value for these options will be estimated, using an option pricing model, as of the date we receive shareholder approval. In general, a ratable portion of the total estimated fair value relating to these options will be charged to selling, general, and administrative expense (“SG&A”) at the date of shareholders’ approval and the remaining balance amortized to SG&A over the options’ remaining vesting period.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE NON-QUALIFIED STOCK OPTIONS GRANTED TO

TWO CLIMATE CONTROL BUSINESS EMPLOYEES.

CORPORATE GOVERNANCE

Certain Committees and Meetings of the Board of Directors

The Board of Directors of the Company held twelve meetings in 2006. During 2006, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served, except for Mr. Ford, who attended 67% of such meetings. A majority of the Directors attended last year’s annual meeting.

The Company has an Audit Committee and a Compensation and Stock Option Committee. The Company does not have a nominating committee.

Nominations of Directors

The Board of Directors does not have a standing nominating committee. The Board believes that the Company is best served by having all of its independent directors serve in the capacity of a nominating committee. Accordingly, each director nominee must be selected or recommended for the Board’s nomination by a majority of the independent directors of the Board. Upon recommendation by a majority of the independent directors, all of the Company’s directors participate in the consideration of director nominees. In considering candidates for directorship, the independent directors consider the entirety of each candidate’s credentials, but do not have any specific minimum qualifications that must be met by a candidate in order to be recommended as a nominee.

In March 2002, the holders of the Company’s Series 2 Preferred elected Mr. N. Allen Ford and Mr. Grant Donovan to serve as members of the Company’s Board of Directors pursuant to the terms of the Series 2 Preferred.

The By-laws of the Company provide that only persons nominated by or at the direction of: (a) the Board of Directors of the Company, or (b) any stockholder of the Company entitled to vote for the election of the directors that complies with certain notice procedures, shall be eligible for election as a director of the Company. In accordance with our By-laws, the Board of Directors will consider director nominations submitted by a stockholder if the stockholder gives written notice of the proposed nomination to the Secretary of the Company at the Company’s principal executive office not less than 50 days prior to the date of the meeting of stockholders to elect directors; except, if less than 60 days’ notice or prior disclosure of the date of such meeting is given to the stockholders, then written notice by the stockholder must be received by the Secretary of the Company not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In addition, if the stockholder proposes to nominate any person, the stockholder’s written notice to the Company must provide all information relating to such person that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Communication with the Board of Directors and Directors Attendance at Annual Meetings

The Company’s Board of Directors believes that it is important for the Company to have a process whereby its stockholders may send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to David Shear, Senior Vice President, General Counsel and Secretary at 16 S. Pennsylvania Avenue, Oklahoma City, OK 73107. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. Mr. Shear will make copies of all such letters and circulate them to the appropriate director or directors. Although the Company does not currently have a policy with respect to the attendance of its directors at the annual meeting, the Company encourages each of its directors to attend whenever possible. A majority of the directors attended the Company’s 2006 annual meeting of Stockholders.

Audit Committee

The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Messrs. Bernard Ille (Chairman), Charles Burtch, Horace Rhodes, and Ray Ackerman. The Board has determined that each member of the Audit Committee is independent, as defined in the listing standards of the AMEX as of the Company’s fiscal year end. During 2006, the Audit Committee had five meetings. The Audit Committee operates under a written charter. The Audit Committee Charter is available on our website at www.lsb-okc.com.

The Company’s Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things:

•	appoints, evaluates, and approves the compensation of, the Company’s independent registered public accounting firm;

•	pre-approves all auditing services and permitted non-audit services; annually considers the qualifications and independence of the independent registered public accounting firm;

•	reviews recommendations of independent registered public accounting firm concerning the Company’s accounting principles, internal controls and accounting procedures and practices;

•	reviews and approves the scope of the annual audit;

•	reviews and discusses with the independent registered public accounting firm the audited financial statements;

•	reviews and discusses with the independent registered public accounting firm the unaudited quarterly financial statements;

•	performs such other duties as set forth in the Audit Committee Charter.

Audit Committee Financial Expert

While the Board of Directors endorses the effectiveness of our Audit Committee, its membership does not presently include a director that qualifies for designation as an “Audit Committee Financial Expert.” However, each of the current members of the Audit Committee is able to read and understand fundamental financial statements and at least one of its members is “financially sophisticated” as defined by applicable AMEX rules. The Board of Directors believes that the background and experience of each member of the Audit Committee is sufficient to fulfill the duties of the Audit Committee. For these reasons, although members of our Audit Committee are not professionally engaged in the practice of accounting or auditing, our Board of Directors has concluded that the ability of our Audit Committee to perform its duties is not impaired by the absence of an “Audit Committee Financial Expert.”

Audit Committee Report

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control; the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, and has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting. The Committee held five meetings during 2006.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Committee appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007.

Members of the Committee

Bernard G. Ille (Chairman)

Horace G. Rhodes

Charles A. Burtch

Raymond B. Ackerman

Notwithstanding anything to the contrary set forth in the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference previous or future filings, including this proxy statement, in whole or in part, the foregoing report of the Audit Committee and any statements regarding the independence of the Audit Committee members shall not be incorporated by reference into any such filings.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years, and for review of documents filed with the SEC for those fiscal years were approximately $914,100 and $730,100, respectively.

Audit-Related Fees

Ernst & Young LLP billed the Company $223,540 and $200,951 during 2006 and 2005, respectively, for audit-related services, which included benefit plan audit and accounting consultations which included assistance with our internal control documentation, the issuance of the Debentures, and the SEC comment letters and related restatements during 2005.

Tax Fees

Ernst & Young LLP billed $136,795 and $112,943 during 2006 and 2005, respectively, for tax services to the Company, and included tax return review and preparation and tax consultations and planning.

All Other Fees

The Company did not engage its accountants to provide any other services for the fiscal years ended December 31, 2006 and 2005.

Engagement of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for approving all engagements with Ernst & Young LLP to perform audit or non-audit services for us prior to us engaging Ernst & Young LLP to provide those services. All of the services under the headings Audit Related, Tax Services, and All Other Fees were approved by the Audit Committee in accordance with paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the Exchange Act. The Audit Committee of the Company’s Board of Directors has considered whether Ernst & Young LLP’s provision of the services described above for the fiscal years ended December 31, 2006 and 2005 is compatible with maintaining its independence.

Audit Committee’s Pre-Approval Policies and Procedures

All audit and non-audit services that may be provided by our principal accountant, Ernst & Young LLP, to the Company require pre-approval by the Audit Committee. Further, Ernst & Young LLP shall not provide those services to the Company specifically prohibited by the SEC, including bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinion, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment adviser, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Code of Ethics

The Chief Executive Officer, the Chief Financial Officer, the principal accounting officer, and the controller of the Company and each of the our subsidiaries, or persons performing similar functions, are subject to our Code of Ethics.

We and each of our subsidiary companies have adopted a Statement of Policy Concerning Business Conduct applicable to our employees. Our Code of Ethics and Amended Statement of Policy Concerning Business Conduct are available on our website at www.lsb-okc.com. We will post any amendments to these documents, as well as any waivers that are required to be disclosed pursuant to the rules of either the SEC or the AMEX, on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of copies of the Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to 2006, or written representations that no such reports were required to be filed with the SEC, the Company believes that during 2006 all directors and officers of the Company and beneficial owners of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act filed their required Forms 3, 4, or 5, as required by Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), on a timely basis, except for Mr. Michael Tepper, who inadvertently filed one late Form 5 to report 12 transactions that were completed in 2005, and one late Form 4 to report 13 transactions completed in 2006.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee (the “Committee”) has two members, Mr. Ille and Mr. Rhodes, and met four times during 2006. The Committee is comprised of non-employee, independent directors in accordance with the rules of the AMEX. The Board has adopted a Compensation and Stock Option Committee Charter which governs the responsibilities of the Committee. This charter is available on the Company’s website at www.lsb-okc.com, and is also available from the Company upon request.

The Committee’s responsibilities include, among other duties, the responsibility to:

•	establish the base salary, incentive compensation and any other compensation for the Company’s officers;

•

administer the Company’s management incentive and stock-based compensation plans, non-qualified death benefits, salary continuation and welfare plans, and discharge the duties imposed on the Committee by the terms of those plans; and

•	perform other functions or duties deemed appropriate by the Board.

Decisions regarding non-equity compensation of non-executive officers of the Company and the executive officers of the Company named in the Summary Compensation Table (the “named executive officers”) other than the Chief Executive Officer and the President, are made by the Company’s Chief Executive Officer and presented for approval or modification by the Committee.

The agenda for meetings of the Committee is determined by its Chairman with the assistance of the Company’s Chief Executive Officer. Committee meetings are regularly attended by the Chief Executive Officer. At each Committee meeting, the Committee also meets in executive session without the Chief Executive Officer. The Committee’s Chairman reports to the Board the Committee’s recommendations on compensation for the Chief Executive Officer and the President. The Chief Executive Officer may be delegated authority to fulfill certain administrative duties regarding the compensation programs.

The Committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. If an outside consultant is engaged, the Committee reviews the total fees paid to such outside consultant by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the Committee. For 2006, no outside consultants were engaged by the Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Company’s long-term success depends on our ability to efficiently operate our facilities, to continue to develop our product lines and technologies, and to focus on developing our product markets. To achieve these goals, it is important that we be able to attract, motivate, and retain highly talented individuals who are committed to the Company’s values and goals.

The Committee of the Board has responsibility for the establishment in consultation with management, of the Company’s compensation philosophy for its senior executive officers and the implementation and oversight of a compensation program consistent with the philosophy. This group of senior executive officers includes the named executive officers, as well as other executives of the Company.

A primary objective of the Committee is to ensure that the compensation paid to the senior executive officers is fair, reasonable, and competitive and provides incentives for superior performance. The Committee is responsible for approval of all decisions for the direct compensation, including the base salary and bonuses, stock options and other benefit programs for the Company’s senior executive officers, including the named executive officers.

In general, the day to day administration of savings, health and welfare plans and policies are handled by a team of the legal and finance department employees. The Committee (or Board) remains responsible for key policy changes outside of the day to day requirements necessary to maintain these plans and policies.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program rewards the executive’s achievements and contribution towards the Company achieving its long-term strategic goals. The Committee values both personal contribution and teamwork as factors to be rewarded. The Committee believes that it is important to align executives’ interests with those of stockholders through the use of stock option incentive programs. The Committee does not believe that executive compensation should be tied to specific numeric or formulaic financial goals or stock price achievement by the Company. The Committee recognizes that, given the volatility of the market in which we do business, the economic performance of the Company in any given time frame may not be an accurate measurement of the senior executive officer’s performance for the Company. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain highly talented employees in key positions, and that compensation provided to key employees will remain competitive relative to the other senior executive officers within the Company. The Company does not have a defined benefit or retirement plan for its executives. This factor is considered when setting the base compensation for senior executive officers. The Committee believes that executive compensation packages should include both cash and stock-based compensation, as well as other benefit programs to encourage senior executive officers to remain with the Company and have interests aligned with those of the Company. Based on the foregoing, the Committee bases it executive compensation program on the following criteria:

•	Compensation should be based on the level of job responsibility, executive performance, and Company performance.

•	Compensation should enable the Company to attract and retain key talent.

•	Compensation should be competitive with compensation offered by other companies that compete with us for talented individuals.

•	Compensation should reward performance.

•	Compensation should motivate executives to achieve the Company’s strategic and operational goals.

Setting Executive Compensation

The Committee sets annual cash and non-cash executive compensation to reward the named executive officers for achievement and to motivate the named executive officers to achieve long-term business objectives. The Committee is unable to use peer group comparisons in determining the compensation package because of the diverse nature of the Company’s lines of business. Although the Committee has not engaged outside consultants to assist in conducting its annual review of the total compensation program, it may do so in the future.

Role of Executive Officers in Compensation Decisions

The Chief Executive Officer annually reviews the performance of each of the named executive officers of the Company (other than the Chief Executive Officer and the President) and presents to the Committee recommendations with respect to salary, bonuses and other benefit items. The Committee considers and reviews such recommendations and exercises its discretion in accepting or modifying the recommended compensation. In determining compensation for the Chief Executive Officer and the President of the Company, the Committee reviews the responsibilities and performance of each of them. Such review includes interviewing both the Chief Executive Officer and the President and consideration of the Committee’s interaction with the Chief Executive Officer and the President during the applicable year.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for the named executive officers were:

•	base salary;

•	cash bonus;

•	salary continuation and death benefit programs; and

•	perquisites and other personal benefits.

Base Salary

The Company provides the named executive officers and other senior executive officers with base salary to compensate them for services rendered during the year. Base salaries are determined for the named executive officers in the discretion of the Committee based upon the recommendations of the Chief Executive Officer’s assessment of the executive’s compensation, both individually and relative to other senior executive officers of the Company and based upon an assessment of the individual performance of the executive. In determining the base salary for the Chief Executive Officer and the President, the Committee exercises its judgment based on its interactions with such senior executive officers and the Committee’s assessment of such officers’ contribution to the Company’s performance and other leadership achievements.

Bonuses

The Committee may award cash bonuses to the named executive officers to reward outstanding performance and the achievement of individual and Company goals. No bonus is guaranteed and there is no defined range of bonus amounts that the Committee may award. Bonus awards are made at the Committee’s discretion based upon an assessment of an individual’s overall contribution to the Company.

Death Benefit and Salary Continuation Plans

The Company sponsors non-qualified arrangements to provide a death benefit to the designated beneficiary of certain key employees (including certain of the named executive officers) in the event of such executive’s death. The Company also has a non-qualified arrangement with certain key employees (including certain of the named executive officers) of the Company and its subsidiaries to provide compensation to such individuals in the event that they are employed by the Company or a subsidiary of the Company at age 65.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2006, are discussed in footnote (1) and included in the “Summary Compensation Table.”

The Committee believes that the Death Benefit and Salary Continuation Plans are significant factors in:

•	enabling the Company to retain its named executive officers;

•	encouraging our named executive officers to render outstanding service; and

•	maintaining competitive levels of total compensation.

Employment Agreement

We have no employment agreements with our named executive officers, except with Jack E. Golsen, our Chief Executive Officer. The terms of Mr. Golsen’s employment agreement are described under “Employment Agreement” on page 19 of this proxy statement. We believe that Mr. Golsen’s employment agreement promotes stability in our senior management and encourages Mr. Golsen to provide superior service to us. The Committee did not issue a notice of termination under the employment agreement prior to March 21, 2007, and as a result, the term of the employment agreement was automatically extended from March 21, 2008, to March 21, 2011.

Perquisites and Other Personal Benefits

The Company and the Committee believe that perquisites are necessary and appropriate to enable the Company to attract and retain superior executives as part of total compensation. Accordingly, the Company and the Committee provide perquisites that are reasonable and consistent with the Company’s overall compensation program. The Committee periodically reviews the levels of perquisites provided to the named executive officers. The Company currently provides the named executive officers with the use of the Company’s automobiles, cell phones that are used primarily for business purposes, and pays the country club dues for certain of its executive officers. The executive officers are expected to use the country club in large part for business purposes.

The Company has entered into Change of Control Severance Agreements with certain key employees, including the named executive officers. The Severance Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change-In-Control.”

Tax and Accounting Implications

Deductibility of Executive Compensation—As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid is fully deductible for federal income tax purposes. For 2006, there was no payment of compensation in excess of $1,000,000 for any named executive officer.

Accounting for Stock-Based Compensation—Beginning on January 1, 2006, the Company began accounting for stock-based payments, including its incentive and nonqualified stock options in accordance with the requirements of FASB Statement 123(R).

Compensation and Stock Option Committee Report

The Compensation and Stock Option Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Stock Option Committee recommended to the Board that the Compensation Discussion and Analysis be included herein.

Submitted by the Compensation and Stock Option Committee of the Company’s Board of Directors.

Bernard G. Ille

Horace G. Rhodes

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Jack E. Golsen, Chairman of the Board of Directors and Chief Executive Officer	2006	497,400	—	—	—	—	—	615,168	1,112,568
Tony M. Shelby, Executive Vice President of Finance and Chief Financial Officer	2006	245,000	40,000	—	—	—	—	22,428	307,428
Barry H. Golsen, Vice Chairman of the Board of Directors, President, and President of the Climate Control Business	2006	413,600	40,000	—	—	—	—	9,515	463,115
David R. Goss, Executive Vice President of Operations	2006	233,000	35,000	—	—	—	—	14,146	282,146
David M. Shear, Senior Vice President and General Counsel	2006	225,000	35,000	—	—	—	—	4,628	264,628
(1)	As discussed below under “1981 Agreements” and “2005 Agreement,” the Company entered into individual death benefit agreements in 1981 and a death benefit agreement in 2005. Compensation for the death benefit is the greater of:

•	the expense incurred associated with our accrued death benefit liability or

•	the prorata portion of life insurance premium expense to fund the undiscounted death benefit.

Amounts accrued under these agreements are not paid until the death of the named executive officer.

As discussed below under “1992 Agreements”, the Company entered into benefit agreements in 1992 which include a death benefit until the employee reaches age 65 or benefits for life commencing when the employee reaches age 65. Compensation for these benefits is the greater of:

•	the expense incurred associated with our accrued benefit liability or

•	the prorata portion of life insurance premium expense to fund the undiscounted death benefit.

All other compensation includes compensation relating to these agreements and perquisites, as follows:

	1981 Agreements	1992 Agreements	2005 Agreements	Automobiles	Country Club Dues	Cell Phones	Total

Jack E. Golsen	$185,584	$—	$422,645	$4,875	$1,618	$446	$615,168

Tony M. Shelby	$6,416	$9,825	$—	$3,175	$2,667	$345	$22,428

Barry H. Golsen	$477	$3,951	$—	$4,375	$—	$712	$9,515

David R. Goss	$868	$9,953	$—	$2,925	$—	$400	$14,146

David M. Shear	$—	$1,146	$—	$2,925	$—	$557	$4,628

The Company did not grant plan-based awards to the named executive officers during 2006.

Employment Agreement

We have an employment agreement with Jack E. Golsen, which requires the Company to employ Mr. Golsen as an executive officer of the Company. Pursuant to an amendment to the employment agreement approved by the Board of Directors, the term will be automatically renewed for up to three additional three-year periods. The employment agreement may be terminated by either party by written notice at least one year prior to the expiration of the then current term. Since a notice of termination under the employment agreement was not issued prior to March 21, 2007, the term of the employment agreement was automatically extended from March 21, 2008 to March 21, 2011. Under the terms of such employment agreement, Mr. Golsen shall:

•

be paid an annual base salary at his 1995 base rate, as adjusted from time to time by the Compensation and Stock Option Committee, but such shall never be adjusted to an amount less than Mr. Golsen’s 1995 base salary,

•	be paid an annual bonus in an amount as determined by the Compensation and Stock Option Committee, and

•	receive from the Company certain other fringe benefits (vacation; health and disability insurance).

The employment agreement provides that Mr. Golsen’s employment may not be terminated, except:

•	upon conviction of a felony involving moral turpitude after all appeals have been exhausted (“Conviction”),

•

Mr. Golsen’s serious, willful, gross misconduct or willful, gross negligence of duties resulting in material damage to the Company and its subsidiaries, taken as a whole, unless Mr. Golsen believed, in good faith, that such action or failure to act was in the Company’s or its subsidiaries’ best interest (“Misconduct”), and

•	Mr. Golsen’s death.

However, no termination for a Conviction or Misconduct may occur unless and until the Company has delivered to Mr. Golsen a resolution duly adopted by an affirmative vote of three-fourths of the entire membership of the Board of Directors at a meeting called for such purpose after reasonable notice given to Mr. Golsen finding, in good faith, that Mr. Golsen violated such item.

If Mr. Golsen’s employment is terminated for reasons other than due to a Conviction or Misconduct, then he shall, pursuant to the employment agreement, in addition to his other rights and remedies, receive and the Company shall pay to Mr. Golsen:

•

a cash payment, on the date of termination, a sum equal to the amount of Mr. Golsen’s annual base salary at the time of such termination and the amount of the last bonus paid to Mr. Golsen prior to such termination times the number of years remaining under the then current term of the employment agreement, and

•

provide to Mr. Golsen all of the fringe benefits that the Company was obligated to provide during his employment under the employment agreement for the remainder of the term of the employment agreement.

If there is a change in control (as defined in the severance agreement between Mr. Golsen and the Company as discussed below under “Severance Agreements”) and within 24 months after such change in control Mr. Golsen is terminated, other than for Cause (as defined in the severance agreement), then in such event, the severance agreement between Mr. Golsen and the Company shall be controlling.

In the event Mr. Golsen becomes disabled and is not able to perform his duties under the employment agreement as a result thereof for a period of 12 consecutive months within any two-year period, the Company shall pay Mr. Golsen his full salary for the remainder of the term of the employment agreement and thereafter 60% of such salary until Mr. Golsen’s death.

1981 Agreements

During 1981, the Company entered into individual death benefit agreements (the “1981 Agreements”) with certain key employees (including certain of the named executive officers). As relating to the named executive officers, under the 1981 Agreements, the designated beneficiary of the officer will receive a monthly benefit for a period of ten years if the officer dies while in the employment of the Company or a wholly-owned subsidiary of the Company. The 1981 Agreements provide that the Company may terminate the agreement as to any officer at anytime prior to the officer’s death. The Company has purchased life insurance on the life of each officer covered under the 1981 Agreements to provide a source of funds for the Company’s obligations under the 1981 Agreements. The Company is the owner and sole beneficiary of each of the insurance policies and the proceeds are payable to the Company upon the death of the officer.

The following table sets forth the amounts of annual benefits payable to the designated beneficiary or beneficiaries of the named executive officer’s under the 1981 Agreements.

Name of Individual	Amount of Annual Payment
Jack E. Golsen	$175,000
Tony M. Shelby	$35,000
Barry H. Golsen	$30,000
David R. Goss	$35,000

1992 Agreements

During 1992, the Company entered into individual benefit agreements with certain key employees of the Company and its subsidiaries (including certain of the named executive officers) to provide compensation to such individuals in the event that they are employed by the Company or a subsidiary of the Company at age 65 (the “1992 Agreements”). As relating to the named executive officers, under the 1992 Agreements, the officer is eligible to receive a designated benefit (“Benefit”) as set forth in the 1992 Agreements. The officer will receive the Benefit beginning at the age 65 for the remainder of the officer’s life. If prior to attaining the age 65, the officer dies while in the employment of the Company or a subsidiary of the Company, the designated beneficiary of the officer will receive a monthly benefit (“Death Benefit”) for a period of ten years. The 1992 Agreements provide that the Company may terminate the agreement as to any officer at any time and for any reason prior to the death of the officer. The Company has purchased insurance on the life of each officer covered under the 1992 Agreements. The Company is the owner and sole beneficiary of each insurance policy, and the proceeds are payable to the Company to provide a source of funds for the Company’s obligations under the 1992 Agreements. Under the terms of the 1992 Agreements, if the officer becomes incapacitated prior to retirement or prior to reaching age 65, the officer may request the Company to cash-in any life insurance on the life of such officer purchased to fund the Company’s obligations under the 1992 Agreements. Jack E. Golsen does not participate in the 1992

Agreements. The following table sets forth the amounts of annual benefits payable to the named executive officers under the 1992 Agreements and the net cash surrender value of the associated life insurance policies at December 31, 2006.

Name of Individual	Amount of Annual Benefit	Amount of Annual Death Benefit	Amount of Net Cash Surrender Value

Jack E. Golsen	N/A	N/A	N/A
Tony M. Shelby	$15,605	N/A	$43,119
Barry H. Golsen	$17,480	$11,596	$18,201
David R. Goss	$17,403	N/A	$43,713
David M. Shear	$17,822	$7,957	$8,023

2005 Agreement

During 2005, the Company entered into a death benefit agreement (“2005 Agreement”) with Jack E. Golsen. This agreement replaced existing benefits that were payable to Mr. Golsen under a split dollar insurance policy purchased by the Company on Mr. Golsen’s life in 1996 and a second policy purchased in 2002. The 2005 Agreement provides that, upon Mr. Golsen’s death, the Company will pay to Mr. Golsen’s family or designated beneficiary $2.5 million to be funded from the net proceeds received by the Company under certain life insurance policies on Mr. Golsen’s life that were purchased and are owned by the Company. The life insurance policies provide an aggregate stated death benefit to the Company, as beneficiary, of $7 million. The Company is obligated to keep in existence no less than $2.5 million of the stated death benefit.

401(k) Plan

The Board of Directors adopted an LSB Industries, Inc., Employee Savings Plan (the “401(k) Plan”) for the employees (including the named executive officers) of the Company and its subsidiaries, excluding employees covered under union agreements and certain other employees. As relating to the named executive officers, the 401(k) Plan is funded by the officer’s contributions. The Company and its subsidiaries make no contributions to the 401(k) Plan. The amount that an officer may contribute to the 401(k) Plan equals a certain percentage of the employee’s compensation, with the percentage based on the officer’s income and certain other criteria as required under Section 401(k) of the Internal Revenue Code. The Company or subsidiary deducts the amounts contributed to the 401(k) Plan from the officer’s compensation each pay period, in accordance with the officer’s instructions, and pays the amount into the 401(k) Plan for the officer’s benefit. The salary and bonus set forth in the Summary Compensation Table above include any amounts contributed during the 2006 fiscal year pursuant to the 401(k) Plan by the named executive officers.

Outstanding Equity Awards At December 31, 2006

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jack E. Golsen	176,500	—	—	1.25	7/8/2009	—	—	—	—
Tony M. Shelby	100,000 15,000	— —	— —	1.25 2.73	7/8/2009 11/29/2011	— —	— —	— —	— —
Barry H. Golsen	55,000 11,250	— —	— —	1.25 2.73	7/8/2009 11/29/2011	— —	— —	— —	— —
David R. Goss	100,000 15,000	— —	— —	1.25 2.73	7/8/2009 11/26/2011	— —	— —	— —	— —
David M. Shear	85,544 15,000	— —	— —	1.25 2.73	7/8/2009 11/29/2011	— —	— —	— —	— —
(1)	Options expiring on July 8, 2009 were granted on July 8, 1999, and were fully vested on July 7, 2003. Options expiring on November 29, 2011, were granted on November 29, 2001 and were fully vested on November 28, 2005.

Option Exercises and Stock Vested in 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jack E. Golsen	—	—	—	—
Tony M. Shelby	85,000	410,125	—	—
Barry H. Golsen	8,750	63,000	—	—
David R. Goss	85,000	410,325	—	—
David M. Shear	64,000	351,671	—	—

Potential Payments Upon Termination or Change-In-Control(1)

The following table reflects the amount payable to each of the named executive officers should an event occur as described in the table under the agreements described below under “Severance Agreements”, the 1981 Agreements, the 1992 Agreements, and, with respect to Jack E. Golsen, the 2005 Agreement and his Employment Agreement. The amounts shown assume that such event occurred as of December 31, 2006.

Name and Executive Benefit and Payments Upon Separation	Voluntary Termination ($)	Involuntary Other Than For Cause Termination ($)	Involuntary For Cause Termination ($)	Involuntary Other Than For Cause Termination - Change of Control ($)	Voluntary For Good Reason Termination - Change of Control ($)	Disability/ Incapacitation ($)	Death ($)
Jack E. Golsen:
Salary	—	621,750	—	1,464,830	1,464,830	2,845,128	—
Bonus	—	125,000	—	—	—	—	—
Death Benefits	—	—	—	—	—	—	4,250,000
Other	—	44,336	—	—	—	—	44,336
Tony M. Shelby:
Salary	—	—	—	778,347	778,347	—	—
Death Benefits	—	—	—	—	—	—	350,000
Other	259,043	—	—	—		—	—
Barry H. Golsen:
Salary	—	—	—	1,253,344	1,253,344	—	—
Death Benefits	—	—	—	—	—	—	415,962
David R. Goss:
Salary	—	—	—	756,847	756,847	—	—
Death Benefits	—	—	—	—	—	—	350,000
Other	276,708	—	—	—	—	—	—
David M. Shear:
Salary	—	—	—	669,177	669,177	—	—
Death Benefits	—	—	—	—	—	—	79,567
(1)	This amount does not include the amount realizable under stock options granted to the named executive officers, all of which will be deemed to be fully vested upon termination or a change in control. See “Outstanding Equity Awards at December 31, 2006.”

Severance Agreements

We have entered into severance agreements with each of the named executive officers and certain other officers. Each severance agreement provides (among other things) that if, within 24 months after the occurrence of a change in control (as defined) of the Company, the Company terminates the officer’s employment other than for cause (as defined), or the officer terminates his employment for good reason (as defined), the Company must pay the officer an amount equal to 2.9 times the officer’s base amount (as defined). The phrase “base amount” means the average annual gross compensation paid by the Company to the officer and includable in the officer’s gross income during the most recent five year period immediately preceding the change in control. If the officer has been employed by the Company for less than five years, the base amount is calculated with respect to the most recent number of taxable years ending before the change in control that the officer worked for the Company.

The severance agreements provide that a “change in control” means a change in control of the Company of a nature that would require the filing of a Form 8-K with the SEC and, in any event, would mean when:

•

any individual, firm, corporation, entity, or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company’s outstanding voting securities having the right to vote for the election of directors, except acquisitions by:

•	any person, firm, corporation, entity, or group which, as of the date of the severance agreement, has that ownership, or

•

Jack E. Golsen, his wife; his children and the spouses of his children; his estate; executor or administrator of any estate, guardian or custodian for Jack E. Golsen, his wife, his children, or the spouses of his children, any corporation, trust, partnership, or other entity of which Jack E. Golsen, his wife, children, or the spouses of his children own at least 80% of the outstanding beneficial voting or equity interests, directly or indirectly, either by any one or more of the above-described persons, entities, or estates; and certain affiliates and associates of any of the above-described persons, entities, or estates;

•

individuals who, as of the date of the severance agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) and who cease for any reason to constitute a majority of the Board of Directors except that any person becoming a director subsequent to the date of the severance agreement, whose election or nomination for election is approved by a majority of the Incumbent Board (with certain limited exceptions), will constitute a member of the Incumbent Board; or

•	the sale by the Company of all or substantially all of its assets.

Except for the severance agreement with Jack E. Golsen, the termination of an officer’s employment with the Company “for cause” means termination because of:

•	the mental or physical disability from performing the officer’s duties for a period of 120 consecutive days or one hundred eighty days (even though not consecutive) within a 360 day period;

•	the conviction of a felony;

•	the embezzlement by the officer of Company assets resulting in substantial personal enrichment of the officer at the expense of the Company; or

•

the willful failure (when not mentally or physically disabled) to follow a direct written order from the Company’s Board of Directors within the reasonable scope of the officer’s duties performed during the 60 day period prior to the change in control.

The definition of “Cause” contained in the severance agreement with Jack E. Golsen means termination because of:

•	the conviction of Mr. Golsen of a felony involving moral turpitude after all appeals have been completed; or

•	if due to Mr. Golsen’s serious, willful, gross misconduct or willful, gross neglect of his duties has resulted in material damages to the Company and its subsidiaries, taken as a whole, provided that:

•

no action or failure to act by Mr. Golsen will constitute a reason for termination if he believed, in good faith, that such action or failure to act was in the Company’s or its subsidiaries’ best interest, and

•	failure of Mr. Golsen to perform his duties hereunder due to disability shall not be considered willful, gross misconduct or willful, gross negligence of his duties for any purpose.

The termination of an officer’s employment with the Company for “good reason” means termination because of:

•

the assignment to the officer of duties inconsistent with the officer’s position, authority, duties, or responsibilities during the 60 day period immediately preceding the change in control of the Company or any other action which results in the diminishment of those duties, position, authority, or responsibilities;

•	the relocation of the officer;

•	any purported termination by the Company of the officer’s employment with the Company otherwise than as permitted by the severance agreement; or

•

in the event of a change in control of the Company, the failure of the successor or parent company to agree, in form and substance satisfactory to the officer, to assume (as to a successor) or guarantee (as to a parent) the severance agreement as if no change in control had occurred.

Except for the severance agreement with Jack E. Golsen, each severance agreement runs until the earlier of: (a) three years after the date of the severance agreement, or (b) the officer’s normal retirement date from the Company; however, beginning on the first anniversary of the severance agreement and on each annual anniversary thereafter, the term of the severance agreement automatically extends for an additional one-year period, unless the Company gives notice otherwise at least 60 days prior to the anniversary date. The severance agreement with Jack E. Golsen is effective for a period of three years from the date of the severance agreement; except that, commencing on the date one year after the date of such severance agreement and on each annual anniversary thereafter, the term of such severance agreement shall be automatically extended so as to terminate three years from such renewal date, unless the Company gives notices otherwise at least one year prior to the renewal date.

Compensation of Directors

In 2006, we compensated our non-employee directors for their services as directors on our Board. Certain non-employee directors also served on the Board of Directors of our subsidiary, ThermaClime, without additional compensation. Directors who are employees of the Company receive no compensation for their services as directors.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Raymond B. Ackerman	32,500	—	—	—	—	—	32,500
Robert C. Brown, M.D.	32,000	—	—	—	—	—	32,000
Charles A. Burtch	32,500	—	—	—	—	—	32,500
Grant J. Donovan	12,500	—	—	—	—	—	12,500
N. Allen Ford	12,000	—	—	—	—	—	12,000
Bernard G. Ille	32,000	—	—	—	—	—	32,000
Donald W. Munson	55,833	—	—	—	—	—	55,833
Horace G. Rhodes	32,500	—	—	—	—	—	32,500
John A. Shelley	32,500	—	—	—	—	—	32,500
(1)	This amount includes as to each director, an annual fee of $10,000 for services as a director and $500 for each Board meeting attended during 2006. This amount also includes the following fees earned during 2006: Mr. Ackerman received $20,000 for his services on the Audit Committee and Public Relations and Marketing Committee. Dr. Brown received $20,000 for his services on the Benefits and Programs Committee. Mr. Burtch received $20,000 for his services on the Audit Committee. Mr. Ille received $20,000 for his services on the Audit Committee and Compensation and Stock Option Committee. Mr. Munson received $43,333 for his services on the Business Development Committee, including $23,333 for services provided prior to 2006. Mr. Rhodes received $20,000 for his services on the Audit Committee and Compensation and Stock Option Committee. Mr. Shelley received $20,000 for his services on the Public Relations and Marketing Committee.

Compensation Committee Interlocks and Insider Participation

Our Compensation and Stock Option Committee has the authority to set the compensation of all our officers. This Committee generally considers and approves the recommendations of the Chief Executive Officer. The Chief Executive Officer does not make a recommendation regarding his own salary, and did not make any recommendation as to the President’s salary for 2007. The members of the Compensation and Stock Option Committee are the following non-

employee directors: Bernard G. Ille and Horace G. Rhodes. Neither Mr. Ille nor Mr. Rhodes is, or ever has been, an officer or employee of the Company or any of its subsidiaries. See “Certain Relationships and Related Transactions and Director Independence–Quail Creek Bank” for a discussion of Mr. Ille’s position with one of our lenders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the information as of December 31, 2006, with respect to our equity compensation plans.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	615,304	$1.86	303,000

Equity compensation plans not approved by stockholders (1)	890,600	$2.06	—

Total	1,505,904	$1.98	303,000

(1)	Non-Stockholder Approved Plans From time to time, our Board of Directors has approved the grants of certain nonqualified stock options as the Board has determined to be in our best interest to compensate directors, officers, or employees for service to the Company. Unless otherwise indicated below, the price of each such option is equal to the market value of our common stock at the date of grant and each option expires ten years from the grant date. All outstanding options under these plans were exercisable at December 31, 2006.

Our equity compensation plans, which have not been approved by the stockholders, are the following:

•

Effective December 1, 2002, we granted nonqualified options to purchase up to an aggregate 112,000 shares of common stock to former employees of two former subsidiaries. These options were part of the employees’ severance compensation arising from the sale of the former subsidiaries’ assets. Each recipient of a grant received options for the same number of shares and having the same exercise price as under the recipient’s vested incentive stock options which expired upon the sale. Each nonqualified option was exercisable as of the date of grant and has a term of ten years from the original date of grant. As of December 31, 2006, 7,000 shares are issuable under the following options: 3,000 have an exercise price of $4.188 per share and expire April 22, 2008 and 4,000 have an exercise price of $2.73 per share and expire November 21, 2011.

•

On November 7, 2002, we granted to an employee of the Company a nonqualified stock option to acquire 50,000 shares of common stock in consideration of services rendered to the Company. As of December 31, 2006, 20,000 shares are issuable at an exercise price of $2.62 per share.

•

On November 29, 2001, we granted to employees of the Company nonqualified stock options to acquire 102,500 shares of common stock in consideration of services to the Company. As of December 31, 2006, 62,500 shares are issuable at an exercise price of $2.73 per share.

•

On July 20, 2000, we granted nonqualified options to a former employee of the Company to acquire 185,000 shares of common stock in consideration of services to the Company. As of December 31, 2006, 185,000 shares are issuable under the following options: 5,000 shares at $5.362; 80,000 shares at $4.538; 60,000 shares at $1.375; and 40,000 shares at $1.25. These options were for the same number of shares and the same exercise prices as under the stock options held by the former employee prior to leaving the Company. These options were fully vested at the date of grant and expire, as to 100,000 shares, nine years from the date of grant and as to the remaining 85,000 shares, seven years from the date of grant.

•

On July 8, 1999, in consideration of services to the Company, we granted nonqualified stock options to acquire 371,500 shares of common stock at an exercise price of $1.25 per share to Jack E. Golsen (176,500 shares), Barry H. Golsen (55,000 shares) and Steven J. Golsen (35,000 shares), David R. Goss (35,000 shares), Tony M. Shelby (35,000 shares), and David M. Shear (35,000 shares) and also granted to certain other employees nonqualified stock options to acquire a total of 165,000 shares of common stock at an exercise price of $1.25 per share in consideration of services to the Company. As of December 31, 2006, 516,500 shares are issuable.

•

On April 22, 1998, we granted to certain employees nonqualified stock options to acquire shares of common stock at an exercise price of $4.1875 per share in consideration of services to the Company. As of December 31, 2006, 99,600 shares are issuable under outstanding options under these agreements.

On June 19, 2006, the Compensation and Stock Option Committee granted 450,000 shares of non-qualified stock options to two employees in our Climate Control Business, which are subject to shareholders’ approval. The option price of these options is $8.01 per share which was the fair market value of our common stock on the date of authorization. These options will vest over a ten-year period at a rate of 10% per year and expire on September 16, 2016 with certain restrictions. Under SFAS 123(R), the fair value for these options will be estimated, using an option pricing model, as of the date we receive shareholder approval. We intend to seek shareholder approval of these options at our 2007 annual shareholders’ meeting. In general, a ratable portion of the total estimated fair value relating to these options will be charged to selling, general, and administrative expense (“SG&A”) at the date of shareholders’ approval and the remaining balance amortized to SG&A over the options’ remaining vesting period.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of April 16, 2007, regarding the ownership of our voting common stock and voting preferred stock by each person (including any “group” as used in Section 13(d)(3) of the Securities Act of 1934, as amended) that we know to be beneficial owner of more than 5% of our voting common stock and voting preferred stock. A person is deemed to be the beneficial owner of shares of the Company which the person could acquire within 60 days of April 16, 2007.

Name and Address of Beneficial Owner	Title of Class	Amounts of Shares Beneficially owned (1)		Percent of Class+
Jack E. Golsen and certain members of his family (2)	Common Voting Preferred	4,767,015 1,020,000	(3)(4)(6) (5)(6)	22.9 99.9	% %

Kent C. McCarthy & affiliates (7)	Common	3,444,617	(8)	16.8%

Paul J. Denby (9)	Common	1,270,400	(9)	6.5%

+	Because of the requirements of the SEC as to the method of determining the amount of shares an individual or entity may own beneficially, the amount shown for an individual may include shares also considered beneficially owned by others. Any shares of stock which a person does not own, but which the person has the right to acquire within 60 days of April 16, 2007 are deemed to be outstanding for the purpose of computing the percentage of outstanding stock of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(1)	We based the information with respect to beneficial ownership on information furnished by the above-named individuals or entities or contained in filings made with the SEC or the Company’s records.
(2)	Includes Jack E. Golsen (“J. Golsen”) and the following members of his family: wife, Sylvia H. Golsen; son, Barry H. Golsen (“B. Golsen”) (a director, Vice Chairman of the Board of Directors, and President of the Company and its Climate Control Business); son, Steven J. Golsen (“S. Golsen”) (executive officer of several subsidiaries of the Company), and SBL Corporation (“SBL”) and SBL’s wholly-owned subsidiary, Golsen Petroleum Corporation (“GPC”). SBL is wholly-owned by Sylvia H. Golsen (40% owner), B. Golsen (20% owner), S. Golsen (20% owner), and Linda F. Rappaport (20% owner and daughter of Jack E. Golsen (“L. Rappaport”)). J. Golsen and B. Golsen are the sole directors and officers of SBL, and share the voting and dispositive power of the shares beneficially owned by SBL and GPC. The address of Jack E. Golsen, Sylvia H. Golsen, and Barry H. Golsen is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107; and Steven J. Golsen’s address is 7300 SW 44th Street, Oklahoma City, Oklahoma 73179. SBL’s address is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107.
(3)	Includes (a) the following shares over which J. Golsen has the sole voting and dispositive power: (i) 4,000 shares that he has the right to acquire upon conversion of a promissory note, (ii) 133,333 shares that he has the right to acquire upon the conversion of 4,000 shares of the Series B Preferred owned of record by a trust, of which he is the sole trustee, (iii) 68,529 shares owned of record by a trust, of which he is the sole trustee, and (iv) 176,500 shares that he has the right to acquire within the next 60 days under the Company’s stock option plans; (b) 838,747 shares owned of record by a trust, of which Sylvia H. Golsen is the sole trustee, over which she and her husband, J. Golsen share voting and dispositive power; (c) 311,639 shares over which B. Golsen has the sole voting and dispositive power, 533 shares owned of record by B. Golsen’s wife, over which he shares the voting and dispositive power, and 66,250 shares that he has the right to acquire within the next 60 days under the Company’s stock option plans; (d) 248,915 shares over which S. Golsen has the sole voting and dispositive power and 46,250 shares that he has the right to acquire within the next 60 days under the Company’s stock option plans; (e) 195,406 shares held in trust for the grandchildren and great grandchild of J. Golsen and Sylvia H. Golsen of which B. Golsen, S. Golsen and L. Rappaport jointly share voting and dispositive power; (f) 1,512,099 shares owned of record by SBL, 39,177 shares that SBL has the right to acquire upon conversion of 9,050 shares of the Company’s non-voting Series 2 Preferred, 400,000 shares that SBL has the right to acquire upon conversion of 12,000 shares of Series B Preferred owned of record by SBL, and 250,000 shares that SBL has to right to acquire upon conversion of 1,000,000 shares of the Series D Preferred owned of record by SBL and (g) 283,955 shares owned of record by GPC, which is a wholly-owned subsidiary of SBL, 133,333 shares that GPC has the right to acquire upon conversion of 4,000 shares of Series B Preferred owned of record by GPC and 60,749 shares that GPC has the right to acquire upon conversion of 14,033 shares of Series 2 Preferred owned of record by GPC.
(4)	Does not include 173,880 shares of common stock owned of record by certain trusts for the benefit of B. Golsen and S. Golsen over which B. Golsen and S. Golsen have no voting or dispositive power. Heidi Brown Shear, our Vice President and Managing Counsel, the niece of J. Golsen, the wife of David M. Shear, our Senior Vice President and General Counsel, and daughter of Dr. Robert C. Brown, a director of our Company, is the Trustee of each of these trusts.
(5)	Includes: (a) 4,000 shares of Series B Preferred owned of record by a trust, of which J. Golsen is the sole trustee, over which he has the sole voting and dispositive power; (b) 12,000 shares of Series B Preferred owned of record by SBL; (c) 4,000 shares Series B Preferred owned of record by SBL’s wholly-owned subsidiary, GPC, and (d) 1,000,000 shares of Series D Preferred owned of record by SBL. J. Golsen and B. Golsen share voting and dispositive power over the shares owned by SBL and GPC.
(6)	J. Golsen disclaims beneficial ownership of the shares that B. Golsen and S. Golsen each have the sole voting and investment power over as noted in footnote (3) above. B. Golsen and S. Golsen disclaim beneficial ownership of the shares that J. Golsen has the sole voting and investment power over as noted in footnotes (3) and (5) and the shares owned of record by Sylvia H. Golsen. Sylvia H. Golsen disclaims beneficial ownership of the shares that J. Golsen has the sole voting and dispositive power over as noted in footnotes (3) and (5) above.
(7)

Kent C. McCarthy, as the manager and sole member of Jayhawk Capital Management, L.L.C. (“Jayhawk Capital”), a Delaware limited liability company, and as Jayhawk Capital’s investment advisor, is deemed to beneficially own, and has sole voting and dispositive power over, the shares of our Series 2 Preferred and common stock beneficially owned by Jayhawk Capital, as well as the shares that Mr. McCarthy personally owns. Jayhawk Capital is deemed to have beneficial ownership of our Series 2 Preferred and common stock held in the portfolios of (a) Jayhawk Institutional Partners, L.P. (“Jayhawk Institutional”), a Delaware limited partnership, and (b) Jayhawk Investments, L.P. (“Jayhawk Investments”), a

Delaware limited partnership. Jayhawk Capital is the general partner and manager of Jayhawk Institutional and Jayhawk Capital Investments and, as such, has sole voting and dispositive power over such shares. Mr. McCarthy disclaims beneficial ownership of all such shares other than his personal holdings. Mr. McCarthy’s address is 5410 West 61st Place, Suite 100, Mission, Kansas 66205.

(8)	Includes 224,240 shares of common stock that Mr. McCarthy holds through a revocable trust. The portfolio of Jayhawk Institutional includes 1,866,068 shares of common stock (including 141,040 shares of common stock acquired upon the conversion on April 26, 2007 of $1,0 million principal amount of debentures), 349,220 shares of common stock receivable upon the conversion of 80,670 shares of our Series 2 Preferred and 112,500 shares of common stock that may be acquired upon exercise of warrants. The portfolio of Jayhawk Investments includes 570,762 shares of common stock and 321,827 shares of common stock receivable upon the conversion of 74,342 shares of our Series 2 Preferred.
(9)	Includes 53,400 shares held by Mr. Denby’s wife, with whom he shares voting and dispositive power over such shares of common stock. Mr. Denby’s address is 4613 Redwood Court, Irving, Texas 75038.

Security Ownership of Management

The following table sets forth certain information obtained from our directors and our directors and executive officers as a group as to their beneficial ownership of our common stock and voting preferred stock as of April 16, 2007.

Name of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned (1)		Percent of Class+

Raymond B. Ackerman	Common	21,000	(2)	*

Robert C. Brown, M.D.	Common	208,329	(3)	1.1%

Charles A. Burtch	Common	15,000	(4)	*

Grant J. Donovan	Common	63,911	(5)	*

N. Allen Ford	Common	1,740	(6)	*

Barry H. Golsen	Common Voting Preferred	3,250,741 1,016,000	(7)(17) (7)	15.9 99.5	% %

Jack E. Golsen	Common Voting Preferred	3,900,422 1,020,000	(8)(17) (8)	18.8 99.9	% %

David R. Goss	Common	263,641	(9)	1.3%

Bernard G. Ille	Common	45,000	(10)	*

Jim D. Jones	Common	186,352	(11)	*

Donald W. Munson	Common	16,740	(12)	*

Horace G. Rhodes	Common	20,000	(13)	*

David M. Shear	Common	165,756	(14)	*

Tony M. Shelby	Common	316,910	(15)	1.6%

John A. Shelley	Common	—		—

Directors and Executive Officers as a group number (15 persons)	Common Voting Preferred	5,796,229 1,020,000	(16)(17)	27.2 99.9	% %

*	Less than 1%.
+	See footnote “+” to the table under “Security Ownership of Certain Beneficial Owners.”
(1)	We based the information, with respect to beneficial ownership, on information furnished by each director or officer, contained in filings made with the SEC, or contained in the our records.
(2)	This amount includes the following shares over which Mr. Ackerman shares voting and dispositive power: (a) 2,000 shares held by Mr. Ackerman’s trust, and (b) 4,000 shares held by the trust of Mr. Ackerman’s wife. The remaining 15,000 shares of common stock included herein are shares that Mr. Ackerman may acquire pursuant to currently exercisable non-qualified stock options granted to him by the Company.
(3)

The amount shown includes 15,000 shares of common stock that Dr. Brown may acquire pursuant to currently exercisable non-qualified stock options granted to him by the Company. The shares, with respect to which Dr. Brown shares the voting and dispositive power, consists of 122,516 shares owned by Dr. Brown’s wife, 50,727 shares owned by Robert C. Brown, M.D., Inc., a corporation wholly-owned by Dr. Brown, and 20,086 shares held by the Robert C. Brown M.D., Inc. Employee Profit Sharing Plan, of which Dr. Brown serves as the trustee. The amount shown does not include shares owned directly, or through trusts, by the children of Dr. Brown and the son-in-law of Dr. Brown, David M. Shear, all of which Dr. Brown disclaims beneficial ownership.

(4)	Mr. Burtch has sole voting and dispositive power over these shares, which may be acquired by Mr. Burtch pursuant to currently exercisable non-qualified stock options granted to him by the Company.
(5)	The amount includes (a) 63,411 shares of common stock, which Mr. Donovan has the sole voting and dispositive power, and (b) 500 shares owned of record by Mr. Donovan’s wife, voting and dispositive power of which are shared by Mr. Donovan and his wife.
(6)	Mr. Ford and his wife share voting and dispositive power over these shares.
(7)	See footnotes (3), (4), (5), and (6) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by B. Golsen.
(8)	See footnotes (3), (4), (5), and (6) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by J. Golsen.
(9)	Mr. Goss has the sole voting and dispositive power over these shares, which include 600 shares held in a trust of which Mr. Goss is trustee and 115,000 shares that Mr. Goss has the right to acquire within 60 days pursuant to options granted under the Company’s stock option plans.
(10)	The amount includes (a) 25,000 shares of common stock, including 15,000 shares that Mr. Ille may purchase pursuant to currently exercisable non-qualified stock options, over which Mr. Ille has the sole voting and dispositive power, and (b) 20,000 shares owned of record by Mr. Ille’s wife, voting and dispositive power of which are shared by Mr. Ille and his wife.
(11)	Mr. Jones and his wife share voting and dispositive power over these shares which includes 115,000 shares that Mr. Jones has the right to acquire within 60 days pursuant to options granted under our stock option plans.
(12)	Mr. Munson has the sole voting and dispositive power over these shares, which 15,000 shares that Mr. Munson may purchase pursuant to currently exercisable non-qualified stock options.
(13)	Mr. Rhodes has sole voting and dispositive power over these shares, which include 15,000 shares that may be acquired by Mr. Rhodes pursuant to currently exercisable non-qualified stock options granted to him by the Company.
(14)	Includes 100,544 shares that Mr. Shear has the right to acquire within 60 days pursuant to options granted under the Company’s stock option plans and over which he has the sole voting and dispositive power and 65,212 shares in which his revocable trust shares voting and dispositive powers with his wife’s revocable trust. This amount does not include, and Mr. Shear disclaims beneficial ownership of (a) the shares beneficially owned by Mr. Shear’s wife, which consist of 22,760 shares that she has the right to acquire within 60 days pursuant to options granted under the Company’s stock option plans and (b) 291,308 shares, the beneficial ownership of which is disclaimed by her, that are held by trusts of which she is the trustee.
(15)	Mr. Shelby has the sole voting and dispositive power over these shares, which include 115,000 shares that Mr. Shelby has the right to acquire within 60 days pursuant to options granted under the Company’s stock option plans.
(16)	The shares of common stock include 778,294 shares of common stock that executive officers and directors have the right to acquire within 60 days under our stock option plans and 1,020,592 shares of common stock that executive officers, directors, or entities controlled by our executive officers and directors, have the right to acquire within 60 days under other rights, warrants and convertible securities.
(17)	Of these shares of common stock, 1,000,102 shares have been pledged to two banks to secure loans made to certain members of the Golsen Group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Family Relationships

Jack E. Golsen is the father of Barry H. Golsen and the brother-in-law of Dr. Robert C. Brown. Dr. Robert C. Brown is the uncle of Barry H. Golsen. David M. Shear is the nephew by marriage to Jack E. Golsen and son-in-law of Dr. Robert C. Brown.

Policy as to Related Party Transactions

Pursuant to the Audit Committee Charter, our Audit Committee is to review any related party transactions involving any of our directors and executive officers.

Jayhawk

During 2006, Jayhawk Capital and its affiliates (together “Jayhawk”) purchased $1.0 million principal amount of the 7% convertible debentures. In addition, we purchased $1.0 million principal amount of the 10 3/4% Senior Unsecured Notes held by Jayhawk. Jayhawk earned interest of $117,000 relating to these debt instruments in 2006.

Jayhawk Agreement

During November 2006, we entered into an agreement (the “Jayhawk Agreement”) with Jayhawk Capital and certain of its affiliates (collectively, the “Jayhawk Group”). Under the Jayhawk Agreement, the Jayhawk Group agreed, if we made an exchange or tender offer for the Series 2 Preferred, to tender 180,450 shares of the 346,662 shares of Series 2 Preferred owned by the Jayhawk Group, Upon certain conditions being met, one of the conditions to the Jayhawk Group’s obligation to tender the shares of Series 2 Preferred in an exchange or tender offer, the Jayhawk Agreement further provided that the Golsen Group would exchange or tender 26,467 shares of Series 2 Preferred beneficially owned by them. Pursuant to the Jayhawk Agreement and the terms of the exchange offer, during March 2007, the Jayhawk Group and Jack E. Golsen, members of his immediate family, and/or entities in which Mr. Golsen and his immediate family own or control (the “Golsen Group”) tendered 180,450 and 26,467 shares, respectively, of Series 2 Preferred for 1,335,330 and 195,855 shares, respectively, of our common stock in our tender offer and waived a total of approximately $4.96 million in accrued and unpaid dividends, with the Jayhawk Group waiving a total of $4.33 million and the Golsen Group waiving a total of $0.63 million.

Significant Shareholders

In October 2006, we issued 773,655 shares of our common stock to certain holders of our Series 2 Preferred in exchange for 104,548 shares of Series 2 Preferred. The shares of common stock issued included 303,400 and 262,167 shares issued for exchange for 41,000 and 35,428 shares of Series 2 Preferred stock to Paul J. Denby and James W. Sight (“Significant Shareholders”), respectively, or to entities controlled by the Significant Shareholders. The Significant Shareholders waived a total of approximately $1.78 million in accrued and unpaid dividends.

Cash Dividends

During 2006, we paid nominal cash dividends to holders of certain series of our preferred stock. These dividend payments included $91,000 and $133,000 to the Golsen Group and the Jayhawk Group, respectively. Additionally, the dividend payments included $23,000 collectively to the Significant Shareholders.

Northwest

Northwest Internal Medicine Associates (“Northwest”), a division of Plaza Medical Group, P.C., has an agreement with the Company to perform medical examinations of the management and supervisory personnel of the Company and its subsidiaries. Under such agreement, Northwest is paid $2,000 a month to perform all such examinations. Dr. Robert C. Brown (a director of the Company) is Vice President and Treasurer of Plaza Medical Group, P.C.

Quail Creek Bank

Bernard Ille, a member of our board of directors, is a director of Quail Creek Bank, N.A. (the “Bank”). The Bank is a lender to one of our subsidiaries. During 2006, the subsidiary made interest and principal payments on outstanding debt owed to the Bank in the amount of $.3 million and $1.6 million, respectively. At March 31, 2007 and December 31, 2006, the subsidiary’s loan payable to the Bank was approximately $2.9 million and $3.3 million, respectively, and bears interest at an annual interest rate of 8.25%. The loan is secured by certain of the subsidiary’s machinery.

Board Independence

The Board of Directors has determined that each of Messrs. Ackerman, Burtch, Donovan, Ford, Ille, Munson and Rhodes is an “independent director” in accordance with the current listing standards of the AMEX. In connection with the Board’s determination that John A. Shelley is not independent, the Board considered that the Bank of Union, of which Mr. Shelley is President and Chief Executive Officer, has substantial outstanding loans to the Golsen Group, which are secured in part by shares of our common stock beneficially owned by certain members of the Golsen Group.

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters.

Copies of such reports, proxy statements and other information may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 100 Fifth Street, N.E., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC’s public reference room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at www.sec.gov.

A copy of the Company’s 2006 Annual Report accompanies this proxy statement, which Annual Report includes the Company’s 2006 Form 10-K. Copies of exhibits to the Form 10-K are available upon request, but a reasonable fee per page will be charged to the requesting stockholder.

Requests for documents relating to us should be directed to:

Director - Communications Department

c/o LSB Industries, Inc.

16 South Pennsylvania Avenue

Post Office Box 754

Oklahoma City, Oklahoma 73101

Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation is appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards or voted by phone or the Internet.

By Order of the Board of Directors,
David M. Shear
Secretary and General Counsel

May 14, 2007

APPENDIX A

NON-QUALIFIED STOCK OPTION AGREEMENT – 2006

This Non-Qualified Stock Option Agreement (“Option Agreement”) is effective the 19th day of June, 2006, between LSB Industries, Inc., a Delaware corporation, hereinafter called the “Company”, and John Bailey, hereinafter called “Optionee”;

W I T N E S S E T H:

In consideration of the mutual covenants and conditions, the parties agree as follows:

1. Recitations. The Optionee is presently an executive officer of a Subsidiary (as defined in paragraph 16 below), and the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire an initial or additional proprietary interest in the Company as an added incentive to advance the interest of the of the Company, in the form of this option to purchase certain shares of the Company’s common stock, par value $.10 per share (“Common Stock”). The Compensation and Option Committee of the Board of Directors of the Company (the “Committee”) has adopted and granted this option on this 19th day of June, 2006 (the “Date of Grant”).

2. Grant of Option and Option Price. Subject to the terms and conditions hereof, the Company hereby grants to Optionee as of the close of business on the 19th day of June, 2006, the right, privilege and option to purchase two hundred thousand (200,000) shares (“Total Option Shares”) of the Company’s Common Stock, par value $.10, at an option price of $8.01 a share (the “Exercise Price), such Exercise Price being one hundred percent (100%) of the Fair Market Value of the Common Stock as determined as the closing price on the 19th day of June, 2006. Such option is hereinafter referred to as the “Option” and the shares of Common Stock purchasable upon the exercise of the Option are hereinafter sometimes referred to as the “Option Shares”.

3. Obligations. This Option Agreement shall not impose upon the Company or any Subsidiary any obligation to retain Optionee as an employee at his present salary or position or to employ Optionee in any other position with or for the Company or any Subsidiary. If Optionee is no longer employed by the Company or a Subsidiary for any reason, the option granted herein shall immediately terminate, except as may be otherwise expressly provided in Section 4 and 6 hereof.

4. Time of Exercise of Option.

(a) As an Employee. If this option has not been terminated pursuant to Section 6 hereof, subject to the terms and conditions contained herein, the option herein granted may be exercised by Optionee as hereinafter provided. Unless waived by the Board of Directors or a Committee thereof (referred to herein as the “Committee”), the Optionee, while in the employment of the Company or a Subsidiary, may exercise the

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option as follows: at any time after one (1) year of continuous employment of the Optionee as an employee following June 19, 2006 for and on behalf of the Company or any Subsidiary, the Option may be exercised by the Optionee as to not more than ten percent (10%) of the total number of shares set forth in Section 2 hereof; and for each following year thereafter of continuous employment by the Optionee as an employee of the Company or a Subsidiary, the Option may be exercised by the Optionee as to an additional ten percent (10%) of the total number of shares set forth in Section 2 hereof until the Total Option Shares have been exercisable.

(b) As a Former Employee. Except as provided in paragraph 6(c), the Option granted herein may not be exercised after the Optionee is no longer an employee of the Company or any Subsidiary, except that if the Optionee ceases to be an employee on account of physical or mental disability as defined in Section 22(e)(3) of the Internal Revenue Code (“Former Employee”), he may exercise the Option within twelve (12) months after the date on which he ceased to be an employee, for the number of Option Shares for which he could have exercised at the time he ceased to be an employee. In no event may the Option be exercised after the expiration of ten (10) years and ninety (90) days from the Date of Grant.

(c) In Case of Death. If the Optionee dies prior to the termination of this Option, the Option may be exercised within one (1) year after the death of the Optionee by the personal representative of this estate, or by a person who acquired the right to exercise the Option by bequest, inheritance, or by reason of the death of the Optionee, provided that:

(i) the Optionee died while an employee of the Company or a Subsidiary; or

(ii) the Optionee ceased to be an employee of the Company or a Subsidiary on account of physical or mental disability and died within three (3) months after the date on which he ceased to be such employee.

The Option may be exercised only as to the number of shares for which the Optionee could have exercised at the time the Optionee died. In no event may the Option be exercised after the expiration of ten (10) years and ninety (90) days from the Date of Grant.

(d) Acceleration and Continuous Employment. The Board of Directors of the Company or the Committee shall have the sole and absolute discretion to accelerate the time when Optionee will become entitled to exercise this Option pursuant to the terms hereof. The Board of Directors shall decide, in its sole and absolute discretion, to what extent leaves of absence for government or military service, illness, temporary disability or other reasons, shall not interrupt continuous employment as an employee for and on behalf of the Company or a Subsidiary, which decision shall be binding for the purpose of this Option Agreement.

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5. Method of Exercise and Payment of Exercise Price.

(a) Subject to the terms and conditions hereof, the Option granted under this Option Agreement may be exercised by written notice directed to the Company at its principal place of business setting forth the exact number of shares under this Option that the Optionee is purchasing, which may not exceed the number of shares that the Optionee is eligible to purchase under this Option Agreement at the time of such purchase, and enclosing with such written notice a certified or cashier’s check or cash, or the equivalent thereof acceptable to the Company, in payment of the full exercise price for the number of shares specified in such written notice and shall comply with such other reasonable requirements as the Board of Directors of the Company may establish. Subject to the terms and conditions of this Option Agreement, the Company shall make delivery of such shares within a reasonable period of time after the giving of such notice; provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

(b) The Optionee understands that, on the exercise of this Option (or at the time a sale of the stock acquired by such exercise at a profit would not longer subject Optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended) the excess of the fair market value of the Common Stock over the option price is taxable remuneration to him subject to federal income tax withholding by the Company. To facilitate withholding by the Company, if required, Optionee hereby agrees that the exercisability of this Option is conditional on Optionee agreeing to such arrangements and taking such actions as the Company determines are appropriate to insure that the amount required to be withheld will be available for payment in money by the Company as required withholding.

6. Termination of Option. Except as set forth below in paragraph 6(c) hereof, this Option Agreement and the Option granted herein, to the extent not theretofore exercised, shall immediately terminate and become null and void upon the earlier of the following to occur:

(a) At such time as the Option is no longer exercisable pursuant to the terms of Section 4 hereof; or

(b) Termination of the Optionee for cause as an employee for the Company or any Subsidiary; or

(c) Termination of the Optionee (including voluntary termination by the Optionee if the Optionee is not in violation or in breach of any of the provisions of paragraph 7 hereof at the time of such voluntary termination) as an employee for the Company or any Subsidiary for any reason other than for cause, provided that the Option may be exercised within six (6) months after such termination of the Optionee for any reason other than for cause. The Option may be exercised only as to the number of shares

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for which the Optionee could have exercised on the date the Optionee terminated employment with the Company. In no event may the Option be exercised after the expiration of ten (10) years and ninety (90) days from the Date of Grant.

(d) Ninety (90) days following the tenth anniversary of the Date of Grant; or

(e) Upon the Optionee’s surrender to the Company for cancellation of this Agreement and the Option granted herein.

7. Forfeiture in the Event of Competition and/or Solicitation or other Detrimental Acts. In consideration for the Option granted herein and the Optionee’s continued employment with the Company or a Subsidiary, the sufficiency of which is hereby acknowledged and agreed by the Optionee, the Optionee hereby agrees and covenants as follows:

(a) Optionee expressly agrees and covenants that during the Restricted Period (as defined below), other than clause (iii) below that must occur during the period Optionee is an employee of the Company or a Subsidiary of the Company, Optionee shall not, without the prior consent of the Company, directly or indirectly:

i) own or have any financial interest in a Competitive Business (as defined below), except that nothing in this clause shall prevent Optionee from owning one percent or less of the outstanding securities of any entity whose securities are traded on a U.S. national securities exchange (including NASDAQ) or an equivalent foreign exchange;

ii) be actively connected with a Competitive Business by managing, operating, controlling, being an employee or consultant (or accepting an offer to be an employee or consultant) or otherwise advising or assisting a Competitive Business in such a way that such connection might result in an increase in value or worth of any product, technology or service, that competes with any product, technology or service upon which Optionee worked or about which Optionee became familiar as a result of Optionee’s employment with the Company.

iii) take any action that might divert any opportunity from the Company or any Subsidiary which has employed the Optionee or for whom the Optionee is, or has served as, an executive officer (the “Related Parties”) that is within the scope of the present or future operations or business of the Company or the Related Parties;

iv) employ, solicit for employment, advise or recommend to any other person that they employ or solicit for employment or form an association with any person who is employed by the Company or Subsidiary or who has been employed by the Company or Subsidiary within eighteen (18) months of the date Optionee’s employment with the Company or Subsidiary ceased for any reason whatsoever;

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v) contact or solicit any customer, sales representatives, distributors or dealers of the Company or Subsidiary to which Optionee was employed by to attempt to divert or take away from such Company or Subsidiary the business of such customer, sales representatives, distributors or dealers;

vi) solicit the sale of goods, services or a combination of goods and services that are competitive with the Company’s or any Subsidiary’s goods or services from established customers of the Company or a Subsidiary; or

vii) engage in any activity that violates any policies adopted by the Board of Directors of the Company resulting in harm to the Company or a Subsidiary.

(b) Forfeiture. If the Company determines that Optionee has violated any provisions of paragraph 7(a) above during the Restricted Period, then Optionee agrees and covenants that:

i) any portion of the Option (whether or not vested) that has not been exercised as of the date of such determination shall be immediately rescinded;

ii) Optionee shall automatically forfeit any rights he may have with respect to the Option as of the date of such determination; and

iii) if Optionee has exercised all or any part of the Option within the twelve-(12) month period immediately preceding a violation of paragraph 7(a) above (or following the date of any such violation), upon the Company’s demand, Optionee shall immediately deliver to the Company a certificate or certificates for shares of the Company’s Common Stock (along with a duly executed assignment of each certificate) with a fair market value (determined on the date of such demand) equal to the gain realized by Optionee’s upon such exercise. Such “gain” is the amount of the fair market value of the shares of the Company’s Common Stock received upon such exercise, minus the exercise price applicable to such exercise. If Optionee does not own the number of shares of the Company’s Common Stock representing the amount of such gain that are required to be delivered to the Company pursuant to this paragraph 7(b)(iii), then the Optionee will immediately (a) deliver to the Company all shares of the Company’s Common Stock owned by Optionee directly or through any entity controlled by Optionee, and (b) the dollar amount (in currently available funds) equal to the amount of such gain, minus the fair market value of the shares tendered to the Company.

(c) Definitions. For purposes of this paragraph 7, the following definitions shall apply:

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i) The Company and its Subsidiaries directly advertises and solicits business from customers wherever they may be found and its business is thus worldwide in scope. Therefore, “Competitive Business” means any person or entity that engages or participates in any business activity that competes with the business or products of the Company or the Company’s air conditioning-heating Subsidiaries (including, but not limited to, ClimateMaster, Inc.) or their successors or assigns in any geographic area in which the Company or its air conditioning-heating Subsidiaries engages in business, including, without limitation, any state in the United States in which the Company or its air conditioning-heating Subsidiaries sell or offer to sell its products from time to time.

ii) “Restricted Period” means the period during which Optionee is employed by the Company and eighteen (18) months following the date that Optionee ceases to be employed by the Company for any reason whatsoever.

(d) Severability. Optionee acknowledges and agrees that the period, scope and geographic areas of restriction imposed upon Optionee by the provisions of paragraph 7 are fair and reasonable and are reasonably required for the protection of the Company and its Subsidiaries. In the event that any part of this Agreement, including, without limitation, any provision of paragraph 7, is held to be unenforceable or invalid, the remaining parts of paragraph 7, and this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part of this Agreement. If any one of the provisions in paragraph 7 is held to be excessively broad as to period, scope and geographic areas, any such provision shall be construed by limiting it to the extent necessary to be enforceable under applicable law.

(e) Additional Remedies. Optionee acknowledges that breach by him of this Agreement would cause irreparable harm to the Company and one or more of its Subsidiaries, and that in the event of such breach, the Company shall have, in addition to monetary damages and other remedies at law, the right to an injunction, specific performance and other equitable relief to prevent violations of Optionee’s obligations hereunder.

8. Restrictions.

(a) The Option will not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, will not be assignable by operation of law and will not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, will be null and void and without effect.

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(b) Optionee shall have no right as a stockholder with respect to any shares covered by this Option Agreement until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9. Third Party Transfers of Option Shares. Optionee may transfer any or all of the Option Shares acquired upon the exercise of the Option to a third party pursuant to the terms and conditions of this paragraph 9.

(a) Transfer Notice. If Optionee desires to make a bona fide transfer of any Option Shares acquired upon the exercise of the Option (“Offered Shares”) to any person or entity other than the Company immediately prior to the transfer (a “third party”), the Optionee will give the Company five (5) business days prior written notice (a “Transfer Notice”) of such proposed transfer specifying: (a) the name and address of the third party; (b) the number of shares of stock proposed to be transferred; (c) if not equal to the bid price listed or quoted on any exchange or quotation system on which the Common Stock is listed or quoted, the price per share to be paid for the Offered Shares; and (d) the terms and conditions of the proposed transfer.

(b) Company’s Option. At any time within five (5) business days after receipt of the Transfer Notice, the Company will have the exclusive right to elect to purchase all, or any portion, of the Offered Shares, at the Purchase Price (as defined below) and on the terms pursuant to this paragraph 9.

(c) Election to Purchase. The right of the Company to purchase the Offered Shares is exercisable by delivery of written notice (a “Response Notice”) to the Optionee prior to the expiration of the designated period. If the Company elects to purchase the Offered Shares, or any portion thereof, closing of the purchase of those Offered Shares the Company elects to purchase will occur within thirty (30) days from the date of the Response Notice (the “Closing”), and at the Closing the Optionee shall deliver to the Company those Offered Shares so purchased by the Company, together with an assignment duly executed by the Optionee (with such signature guaranteed by a national bank or investment banking firm), assigning those Offered Shares so purchased by the Company to the Company, all in a manner and on terms satisfactory to the Company, subject to the provisions of paragraph 7(e) hereof.

(d) Transfer of Offered Shares. Subject to the provisions of paragraph 7 of this Agreement, if the Company waives in writing the right to purchase the Offered Shares, the Optionee will have the right for a period of ninety (90) days after such waiver to transfer the Offered Shares on the terms specified in the Transfer Notice. If such transfer is not consummated within such ninety (90) day period then no such transfer will be made, unless the Optionee delivers to the Company a new Transfer Notice and complies with this paragraph 9 as if such transfer were a new proposed transfer.

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(e) Purchase Price. The Purchase Price for the shares of stock subject to a transfer, pursuant to this paragraph 9, will be the average of the closing price of the Company’s common shares on the American Stock Exchange or such other national exchange as may be applicable for the five (5) trading days preceding the date of the Transfer Notice. If the Company elects to purchase any of the Offered Shares pursuant to the terms hereof, the Company may, at its sole option, elect to pay the Purchase Price as follows.

i) at the Closing, the Company shall pay to the Optionee that portion of the Purchase Price equal to the amount of (a) federal income taxes, if any, paid by the Optionee prior to the Closing as a result of exercising this Option Agreement relating to that portion of the Offered Shares that the Company elects to purchase and (b) that portion of the Exercise Price paid by the Optionee to the Company pursuant to the terms hereof for those Offered Shares that the Company has elected to purchase; and

ii) the balance of the Purchase Price, if any, pursuant to the terms of a promissory note payable in equal installments over a twelve (12) month period, plus interest at an annual interest rate equal to the New York prime rate of interest, or in such other manner as the Company and the Optionee shall agree in writing; except that if the Optionee has not paid prior to the Closing the amount of federal income taxes as a result of exercising this Option Agreement as to those Offered Shares that the Company has purchased pursuant to this paragraph 9, then the Company shall prepay that portion of the Purchase Price to the Optionee equal to amount of federal income tax that the Optionee is required to pay as a result of exercising this Option Agreement relating to the Offered Shares so purchased by the Company when the Optionee is required to pay such tax.

(f) Notwithstanding the foregoing, Optionee may transfer any or all of the Optionee’s stock obtained as a result of the exercise of all or a portion of this same non-qualified option to Optionee’s spouse, children or grandchildren (the “Family Transferees”), provided that such Family Transferees will be subject to all the provisions of this Option Agreement, and that the Family Transferee recipient (or such Family Transferee’s legal guardian) of such transferred shares shall sign an acknowledgement of and agreement to such Option Agreement and its provisions or such transfer shall be deemed null and void.

10. Option to Purchase Stock. Upon the occurrence of any one or more of the Call Events set forth in paragraph 10(a) below, the Company will have the right, but not the obligation, to purchase the shares that Optionee has obtained as a result of the exercise of all or a portion of the same non-qualified option on the same terms and conditions as if such Optionee had made an offer to sell such stock pursuant to paragraph 9 of this Agreement (except that the exercise period shall be extended to allow the Company to purchase the subject shares within thirty (30) days after the applicable event occurs), but at the Purchase Price determined as of the date of the Call Event in accordance with paragraph 10(a), below.

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(a) Call Events. For purposes of this Agreement, the term Call Events means any one or more of the following events or conditions:

i) the Optionee or Family Transferee as defined in paragraph 9(f) above dies or;

ii) the termination by the Company of the Optionee’s employment with the Company For Cause (as defined in paragraph 10(e) of this Agreement).

(b) Notice. Within thirty (30) days of an occurrence of a Call Event, the Optionee, Family Transferee, or the Optionee’s or Family Transferee’s personal representative, executor, or other legal representative, as appropriate, will give written notice of such Call Event to the Company specifying: (a) the date of the Call Event; (b) a reasonably detailed description of the Call Event; and (c) the number of shares of stock affected. This notice will be deemed to be the Transfer Notice for purposes of paragraph 9 and the number of shares of stock affected will be the Offered Shares. If the Company has not received this notice on or before the expiration of the thirty (30) day period, any person with knowledge of the Call Event may give the Company notice of the Call Event, and such notice will be deemed to be the Transfer Notice.

(c) Purchase Price. For purposes of this paragraph 10, the Purchase Price for the Offered Shares will be the average of the closing price of the Company’s common shares on the American Stock Exchange or such other national securities exchange as may be applicable for the five (5) trading days preceding the date of the Call Event.

(d) For Cause. For purposes of this Agreement, the term “For Cause” means (i) the material failure by the Optionee to reasonably perform Optionee’s duties or obligations under the Non-Competition and Employment Agreement, dated September 18, 1995 between the Optionee and a Subsidiary of the Company, as may be amended, modified or supplemented from time to time, which nonperformance has not been cured within thirty (30) days after written notice thereof has been given by the Company to the Optionee (or such greater amount of time, if such nonperformance can not be cured within thirty (30) days, sufficient to reasonably permit the Optionee to diligently and vigorously cure such breach); (ii) Optionee’s breach or failure to perform any of the material terms of this Agreement and such breach or failure has not been cured within thirty (30) days after Optionee receives notice from the Company of such breach or failure; (iii) the reckless or willful engaging by the Optionee in misconduct which is materially injurious to the Company and/or its Subsidiaries, monetarily or otherwise; (iv) conviction of a crime under the laws of the United States or of any state within the United States involving a felony, moral turpitude or dishonesty; (v) addition to, or continued misuse of, alcohol or any drug materially affecting the mental processes of Optionee; (vi) failure of Optionee to make good faith efforts to return to employment of the Company or its Subsidiaries, whichever is applicable, after the sufferance of a disability; or (vii) material breach of any of Optionee’s fiduciary duties to the Company and/or its Subsidiaries, as determined in good faith by the Company.

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(e) Without Cause. For purposes of this Agreement, the term “Without Cause” means any event or condition which is not included in the definition of the term “For Cause.”

11. Stock Dividends, Reorganizations. If and to the extent that the number of issued shares of common stock of the Company shall be increased or reduced resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares of common stock of the Company effected without receipt of consideration by the Company, the number of shares of common stock subject to this option not yet exercised and the option price therefor shall be proportionately adjusted.

If the Company is reorganized or consolidated or merged with another corporation, in which the Company is the non-surviving corporation, Optionee shall be entitled to receive options covering shares of such reorganized, consolidated or merged company in the same proportion as optioned under this Option Agreement to Optionee prior to such reorganization, consolidation or merger, at an equivalent price, and subject to the same terms and conditions as contained herein. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to this option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to this option immediately before such reorganization, consolidation or merger over the aggregate option price of such shares, and the new option or assumption of this option shall not give Optionee additional benefits which he did not have under this option.

To the extent that the foregoing adjustments and determinations relate to the shares of common stock of the Company and/or fair market values of such shares, such adjustments and determinations shall be made by the Board of Directors or the Committee, whose determination in that respect shall be final, binding and conclusive.

Except as hereinabove expressly provided in this Section 11, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or reorganization or spin-off of assets or stock of another corporation, and any issue by the Company of share of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares subject to this option.

The grant of this option shall not affect in any way the right of power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

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12. Data Privacy. By entering into this Option Agreement, Optionee (a) authorizes the Company and any agent of the Company administering the Option or providing recordkeeping services, to disclose to the Company or any of its subsidiaries such information and data as the Company or any such subsidiary shall request in order to facilitate the grant of the Option and the administration of the Option under the terms of this Option Agreement; (b) waives any data privacy rights Optionee may have with respect to such information; and (c) authorizes the Company to store and transmit such information in electronic form.

13. Compliance with Law and Approval of Regulatory Bodies.

(a) Notwithstanding anything in this Option Agreement to the contrary, no shares will be issued, or, in the case of treasury shares transferred, upon exercise of the Option granted hereunder, except in compliance with all applicable Federal and State laws, rules and regulations (including, but not limited to the Federal and State securities laws, rules and regulations) and in compliance with rules of stock exchanges on which the Company’s shares of common stock may be listed. Notwithstanding anything in this Option Agreement to the contrary, no shares will be issued, or, in the case of treasury shares transferred, upon exercise of the option granted hereunder, until the Company has obtain such consent or approval from any and all regulatory bodies, Federal or State, and such stock exchanges having jurisdiction over such matters as the Board of Directors of the Company may deem advisable.

(b) If the national securities exchange or NASDAQ on which the Company’s Common Stock is listed for trading requires that the issuance of this Option Agreement or the shares of Common Stock issuable upon exercise of this Option Agreement be approved by the shareholders of the Company, then the Optionee may not exercise any portion of this Option Agreement until this Option Agreement has been approved by the shareholders of the Company. The Company agrees to use reasonable efforts to submit this Option Agreement for approval by its shareholders on or before the Company’s 2007 annual meeting of shareholders. The Date of Grant will be the date set forth above, notwithstanding the date on which the shareholders of the Company may approve this Option Agreement, if such approval is required.

14. Binding Effect and Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto. This Agreement may not be amended except in writing signed by all of the parties hereto. All decisions or interpretations of the Board of Directors or its duly authorized Committee with respect to any question arising under the Plan or under this Option Agreement shall be binding, conclusive and final.

15. Interpretation, Other Restrictions and Legends.

(a) The Board of Directors of the Company or the Committee shall construe and interpret the terms and provisions of this Option Agreement, which construction and interpretation, shall be binding and conclusive upon all parties hereto. This Option Agreement shall be construed pursuant to the laws of the State of Delaware.

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(b) The Optionee represents and warrants that if he acquires any of the shares under this Option Agreement he will acquire such shares for his own account and for the purpose of investment and not with a view to the sale or distribution thereof, except for sales pursuant to an effective registration statement under the Securities Act of 1933 (the “Act”) or pursuant to an exemption from registration under the Act. The Optionee understands that the shares of common stock covered by this Option Agreement have not as of the date hereof and may not at the time that such are purchased be registered under the Act (the Company being under no obligation to effect such registration) and that such shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration. The Optionee further understands that the exemption from registration afforded by Rule 144 under the Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sale of such shares only in limited amounts.

(c) The Optionee represents, covenants, and agrees that he will not sell or otherwise dispose of the shares acquired under this Option Agreement in the absence of (i) an effective registration statement under the Act, (ii) an opinion acceptable in form and substance to the Company from Optionee’s counsel satisfactory to the Company, or an opinion of counsel to the Company, to the effect that no registration is required for such disposition, or (iii) a “no-action” letter from the staff of the Securities & Exchange Commission (“SEC”) to the effect that such a disposition takes place without registration.

(d) The certificates representing shares covered by this Option Agreement shall upon issuance thereof have stamped or imprinted thereon or affixed thereto a legend to the following effect:

“The registered holder hereof has acquired the shares represented by this certificate for investment and not for resale in connection with a distribution thereof. Accordingly, such shares have not been registered under the Securities Act of 1933 and may not be sold, transferred or otherwise disposed of except pursuant to a currently effective registration statement under said Act or otherwise in a transaction exempt from the provisions of Section 5 of said Act.”

“Transfer, sale or other disposal of these shares is subject to the provisions of the Non-Qualified Option Agreement dated June 19, 2006 between John Bailey and LSB Industries, Inc.”

If the Company does not elect to purchase the Offered Shares pursuant to the terms of Section 9 hereof, then the Company agrees to have removed from the certificates representing those Offered Shares that the Company has not elected to purchase pursuant to the terms of Section 9 that portion of the legend that reads, “Transfer, sale or other disposal of these shares is

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subject to the provisions of the Non-Qualified Option Agreement, dated June 19, 2006, between John Bailey and LSB Industries, Inc.”

16. Definitions. For the purposes of this Option Agreement:

(a) The term “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain own stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or the other corporations in such chain.

(b) The term “employee” means a person who has contracted to perform work or services for another.

17. Waiver. The waiver by the Company of any provision of this Option shall not operate as or be construed to be a subsequent waiver of the same provision or waiver or any other provision hereof.

18. Construction. This Option shall be irrevocable during the Option period and its validity and construction shall be governed by the laws of the State of Delaware. The terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling.

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IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed the day and year first above written.

LSB INDUSTRIES, INC.

By:	/s/ Jack E. Golsen
Jack E. Golsen, Chief Executive Officer

ATTEST:

/s/ James W. Murray III
Asst. Secretary [SEAL]

“OPTIONEE”

/s/ John Bailey
John Bailey

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NON-QUALIFIED STOCK OPTION AGREEMENT – 2006

This Non-Qualified Stock Option Agreement (“Option Agreement”) is effective the 19th day of June, 2006, between LSB Industries, Inc., a Delaware corporation, hereinafter called the “Company”, and Dan Ellis, hereinafter called “Optionee”;

W I T N E S S E T H:

In consideration of the mutual covenants and conditions, the parties agree as follows:

1. Recitations. The Optionee is presently an executive officer of a Subsidiary (as defined in paragraph 16 below) and the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire an initial or additional proprietary interest in the Company as an added incentive to advance the interest of the of the Company, in the form of this option to purchase certain shares of the Company’s common stock, par value $.10 per share (“Common Stock”). The Compensation and Option Committee of the Board of Directors of the Company (the “Committee”) has adopted and granted this option on this 19th day of June, 2006 (the “Date of Grant”).

2. Grant of Option and Option Price. Subject to the terms and conditions hereof, the Company hereby grants to Optionee as of the close of business on the 19th day of June, 2006, the right, privilege and option to purchase two hundred fifty thousand (250,000) shares (“Total Option Shares”) of the Company’s Common Stock, par value $.10, at an option price of $8.01 a share (the “Exercise Price), such Exercise Price being one hundred percent (100%) of the Fair Market Value of the Common Stock as determined as the closing price on the 19th day of June, 2006. Such option is hereinafter referred to as the “Option” and the shares of Common Stock purchasable upon the exercise of the Option are hereinafter sometimes referred to as the “Option Shares”.

3. Obligations. This Option Agreement shall not impose upon the Company or any Subsidiary any obligation to retain Optionee as an employee at his present salary or position or to employ Optionee in any other position with or for the Company or any Subsidiary. If Optionee is no longer employed by the Company or a Subsidiary for any reason, the option granted herein shall immediately terminate, except as may be otherwise expressly provided in Section 4 and 6 hereof.

4. Time of Exercise of Option.

(a) As an Employee. If this option has not been terminated pursuant to Section 6 hereof, subject to the terms and conditions contained herein, the option herein granted may be exercised by Optionee as hereinafter provided. Unless waived by the Board of Directors or a Committee thereof (referred to herein as the “Committee”), the Optionee, while in the employment of the Company or a Subsidiary, may exercise the

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option as follows: at any time after one (1) year of continuous employment of the Optionee as an employee following June 19, 2006 for and on behalf of the Company or any Subsidiary, the Option may be exercised by the Optionee as to not more than ten percent (10%) of the total number of shares set forth in Section 2 hereof; and for each following year thereafter of continuous employment by the Optionee as an employee of the Company or a Subsidiary, the Option may be exercised by the Optionee as to an additional ten percent (10%) of the total number of shares set forth in Section 2 hereof until the Total Option Shares have been exercisable.

(b) As a Former Employee. Except as provided in paragraph 6(c), the Option granted herein may not be exercised after the Optionee is no longer an employee of the Company or any Subsidiary, except that if the Optionee ceases to be an employee on account of physical or mental disability as defined in Section 22(e)(3) of the Internal Revenue Code (“Former Employee”), he may exercise the Option within twelve (12) months after the date on which he ceased to be an employee, for the number of Option Shares for which he could have exercised at the time he ceased to be an employee. In no event may the Option be exercised after the expiration of ten (10) years and ninety (90) days from the Date of Grant.

(c) In Case of Death. If the Optionee dies prior to the termination of this Option, the Option may be exercised within one (1) year after the death of the Optionee by the personal representative of this estate, or by a person who acquired the right to exercise the Option by bequest, inheritance, or by reason of the death of the Optionee, provided that:

(i) the Optionee died while an employee of the Company or a Subsidiary; or

(ii) the Optionee ceased to be an employee of the Company or a Subsidiary on account of physical or mental disability and died within three (3) months after the date on which he ceased to be such employee.

The Option may be exercised only as to the number of shares for which the Optionee could have exercised at the time the Optionee died. In no event may the Option be exercised after the expiration of ten (10) years and ninety (90) days from the Date of Grant.

(d) Acceleration and Continuous Employment. The Board of Directors of the Company or the Committee shall have the sole and absolute discretion to accelerate the time when Optionee will become entitled to exercise this Option pursuant to the terms hereof. The Board of Directors shall decide, in its sole and absolute discretion, to what extent leaves of absence for government or military service, illness, temporary disability or other reasons, shall not interrupt continuous employment as an employee for and on behalf of the Company or a Subsidiary, which decision shall be binding for the purpose of this Option Agreement.

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5. Method of Exercise and Payment of Exercise Price.

(a) Subject to the terms and conditions hereof, the Option granted under this Option Agreement may be exercised by written notice directed to the Company at its principal place of business setting forth the exact number of shares under this Option that the Optionee is purchasing, which may not exceed the number of shares that the Optionee is eligible to purchase under this Option Agreement at the time of such purchase, and enclosing with such written notice a certified or cashier’s check or cash, or the equivalent thereof acceptable to the Company, in payment of the full exercise price for the number of shares specified in such written notice and shall comply with such other reasonable requirements as the Board of Directors of the Company may establish. Subject to the terms and conditions of this Option Agreement, the Company shall make delivery of such shares within a reasonable period of time after the giving of such notice; provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

(b) The Optionee understands that, on the exercise of this Option (or at the time a sale of the stock acquired by such exercise at a profit would not longer subject Optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended) the excess of the fair market value of the Common Stock over the option price is taxable remuneration to him subject to federal income tax withholding by the Company. To facilitate withholding by the Company, if required, Optionee hereby agrees that the exercisability of this Option is conditional on Optionee agreeing to such arrangements and taking such actions as the Company determines are appropriate to insure that the amount required to be withheld will be available for payment in money by the Company as required withholding.

6. Termination of Option. Except as set forth below in paragraph 6(c) hereof, this Option Agreement and the Option granted herein, to the extent not theretofore exercised, shall immediately terminate and become null and void upon the earlier of the following to occur:

(a) At such time as the Option is no longer exercisable pursuant to the terms of Section 4 hereof; or

(b) Termination of the Optionee for cause as an employee for the Company or any Subsidiary; or

(c) Termination of the Optionee (including voluntary termination by the Optionee if the Optionee is not in violation or in breach of any of the provisions of paragraph 7 hereof at the time of such voluntary termination) as an employee for the Company or any Subsidiary for any reason other than for cause, provided that the Option may be exercised within six (6) months after such termination of the Optionee for any reason other than for cause. The Option may be exercised only as to the number of shares

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for which the Optionee could have exercised on the date the Optionee terminated employment with the Company. In no event may the Option be exercised after the expiration of ten (10) years and ninety (90) days from the Date of Grant.

(d) Ninety (90) days following the tenth anniversary of the Date of Grant; or

(e) Upon the Optionee’s surrender to the Company for cancellation of this Agreement and the Option granted herein.

8. Forfeiture in the Event of Competition and/or Solicitation or other Detrimental Acts. In consideration for the Option granted herein and the Optionee’s continued employment with the Company or a Subsidiary, the sufficiency of which is hereby acknowledged and agreed by the Optionee, the Optionee hereby agrees and covenants as follows:

(a) Optionee expressly agrees and covenants that during the Restricted Period (as defined below), other than clause (iii) below that must occur during the period Optionee is an employee of the Company or a Subsidiary of the Company, Optionee shall not, without the prior consent of the Company, directly or indirectly:

i) own or have any financial interest in a Competitive Business (as defined below), except that nothing in this clause shall prevent Optionee from owning one percent or less of the outstanding securities of any entity whose securities are traded on a U.S. national securities exchange (including NASDAQ) or an equivalent foreign exchange;

ii) be actively connected with a Competitive Business by managing, operating, controlling, being an employee or consultant (or accepting an offer to be an employee or consultant) or otherwise advising or assisting a Competitive Business in such a way that such connection might result in an increase in value or worth of any product, technology or service, that competes with any product, technology or service upon which Optionee worked or about which Optionee became familiar as a result of Optionee’s employment with the Company.

iii) take any action that might divert any opportunity from the Company or any Subsidiary which has employed the Optionee or for whom the Optionee is, or has served as, an executive officer (the “Related Parties”) that is within the scope of the present or future operations or business of the Company or the Related Parties;

iv) employ, solicit for employment, advise or recommend to any other person that they employ or solicit for employment or form an association with any person who is employed by the Company or Subsidiary or who has been employed by the Company or Subsidiary within eighteen (18) months of the date Optionee’s employment with the Company or Subsidiary ceased for any reason whatsoever;

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v) contact or solicit any customer, sales representatives, distributors or dealers of the Company or Subsidiary to which Optionee was employed by to attempt to divert or take away from such Company or Subsidiary the business of such customer, sales representatives, distributors or dealers;

vi) solicit the sale of goods, services or a combination of goods and services that are competitive with the Company’s or any Subsidiary’s goods or services from established customers of the Company or a Subsidiary; or

vii) engage in any activity that violates any policies adopted by the Board of Directors of the Company resulting in harm to the Company or a Subsidiary.

(b) Forfeiture. If the Company determines that Optionee has violated any provisions of paragraph 7(a) above during the Restricted Period, then Optionee agrees and covenants that:

i) any portion of the Option (whether or not vested) that has not been exercised as of the date of such determination shall be immediately rescinded;

ii) Optionee shall automatically forfeit any rights he may have with respect to the Option as of the date of such determination; and

iii) if Optionee has exercised all or any part of the Option within the twelve-(12) month period immediately preceding a violation of paragraph 7(a) above (or following the date of any such violation), upon the Company’s demand, Optionee shall immediately deliver to the Company a certificate or certificates for shares of the Company’s Common Stock (along with a duly executed assignment of each certificate) with a fair market value (determined on the date of such demand) equal to the gain realized by Optionee’s upon such exercise. Such “gain” is the amount of the fair market value of the shares of the Company’s Common Stock received upon such exercise, minus the exercise price applicable to such exercise. If Optionee does not own the number of shares of the Company’s Common Stock representing the amount of such gain that are required to be delivered to the Company pursuant to this paragraph 7(b)(iii), then the Optionee will immediately (a) deliver to the Company all shares of the Company’s Common Stock owned by Optionee directly or through any entity controlled by Optionee, and (b) the dollar amount (in currently available funds) equal to the amount of such gain, minus the fair market value of the shares tendered to the Company.

(c) Definitions. For purposes of this paragraph 7, the following definitions shall apply:

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i) The Company and its Subsidiaries directly advertises and solicits business from customers wherever they may be found and its business is thus worldwide in scope. Therefore, “Competitive Business” means any person or entity that engages or participates in any business activity that competes with the business or products of the Company or the Company’s air conditioning-heating Subsidiaries (including, but not limited to, ClimateMaster, Inc.) or their successors or assigns in any geographic area in which the Company or its air conditioning-heating Subsidiaries engages in business, including, without limitation, any state in the United States in which the Company or its air conditioning-heating Subsidiaries sell or offer to sell its products from time to time.

ii) “Restricted Period” means the period during which Optionee is employed by the Company and eighteen (18) months following the date that Optionee ceases to be employed by the Company for any reason whatsoever.

(d) Severability. Optionee acknowledges and agrees that the period, scope and geographic areas of restriction imposed upon Optionee by the provisions of paragraph 7 are fair and reasonable and are reasonably required for the protection of the Company and its Subsidiaries. In the event that any part of this Agreement, including, without limitation, any provision of paragraph 7, is held to be unenforceable or invalid, the remaining parts of paragraph 7, and this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part of this Agreement. If any one of the provisions in paragraph 7 is held to be excessively broad as to period, scope and geographic areas, any such provision shall be construed by limiting it to the extent necessary to be enforceable under applicable law.

(e) Additional Remedies. Optionee acknowledges that breach by him of this Agreement would cause irreparable harm to the Company and one or more of its Subsidiaries, and that in the event of such breach, the Company shall have, in addition to monetary damages and other remedies at law, the right to an injunction, specific performance and other equitable relief to prevent violations of Optionee’s obligations hereunder.

8. Restrictions.

(a) The Option will not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, will not be assignable by operation of law and will not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, will be null and void and without effect.

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(b) Optionee shall have no right as a stockholder with respect to any shares covered by this Option Agreement until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9. Third Party Transfers of Option Shares. Optionee may transfer any or all of the Option Shares acquired upon the exercise of the Option to a third party pursuant to the terms and conditions of this paragraph 9.

(g) Transfer Notice. If Optionee desires to make a bona fide transfer of any Option Shares acquired upon the exercise of the Option (“Offered Shares”) to any person or entity other than the Company immediately prior to the transfer (a “third party”), the Optionee will give the Company five (5) business days prior written notice (a “Transfer Notice”) of such proposed transfer specifying: (a) the name and address of the third party; (b) the number of shares of stock proposed to be transferred; (c) if not equal to the bid price listed or quoted on any exchange or quotation system on which the Common Stock is listed or quoted, the price per share to be paid for the Offered Shares; and (d) the terms and conditions of the proposed transfer.

(h) Company’s Option. At any time within five (5) business days after receipt of the Transfer Notice, the Company will have the exclusive right to elect to purchase all, or any portion, of the Offered Shares, at the Purchase Price (as defined below) and on the terms pursuant to this paragraph 9.

(i) Election to Purchase. The right of the Company to purchase the Offered Shares is exercisable by delivery of written notice (a “Response Notice”) to the Optionee prior to the expiration of the designated period. If the Company elects to purchase the Offered Shares, or any portion thereof, closing of the purchase of those Offered Shares the Company elects to purchase will occur within thirty (30) days from the date of the Response Notice (the “Closing”), and at the Closing the Optionee shall deliver to the Company those Offered Shares so purchased by the Company, together with an assignment duly executed by the Optionee (with such signature guaranteed by a national bank or investment banking firm), assigning those Offered Shares so purchased by the Company to the Company, all in a manner and on terms satisfactory to the Company, subject to the provisions of paragraph 7(e) hereof.

(j) Transfer of Offered Shares. Subject to the provisions of paragraph 7 of this Agreement, if the Company waives in writing the right to purchase the Offered Shares, the Optionee will have the right for a period of ninety (90) days after such waiver to transfer the Offered Shares on the terms specified in the Transfer Notice. If such transfer is not consummated within such ninety (90) day period then no such transfer will be made, unless the Optionee delivers to the Company a new Transfer Notice and complies with this paragraph 9 as if such transfer were a new proposed transfer.

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(k) Purchase Price. The Purchase Price for the shares of stock subject to a transfer, pursuant to this paragraph 9, will be the average of the closing price of the Company’s common shares on the American Stock Exchange or such other national exchange as may be applicable for the five (5) trading days preceding the date of the Transfer Notice. If the Company elects to purchase any of the Offered Shares pursuant to the terms hereof, the Company may, at its sole option, elect to pay the Purchase Price as follows.

iii) at the Closing, the Company shall pay to the Optionee that portion of the Purchase Price equal to the amount of (a) federal income taxes, if any, paid by the Optionee prior to the Closing as a result of exercising this Option Agreement relating to that portion of the Offered Shares that the Company elects to purchase and (b) that portion of the Exercise Price paid by the Optionee to the Company pursuant to the terms hereof for those Offered Shares that the Company has elected to purchase; and

iv) the balance of the Purchase Price, if any, pursuant to the terms of a promissory note payable in equal installments over a twelve (12) month period, plus interest at annual interest rate equal to the New York prime rate of interest, or in such other manner as the Company and the Optionee shall agree in writing; except that if the Optionee has not paid prior to the Closing the amount of federal income taxes as a result of exercising this Option Agreement as to those Offered Shares that the Company has purchased pursuant to this paragraph 9, then the Company shall prepay that portion of the Purchase Price to the Optionee equal to amount of federal income tax that the Optionee is required to pay as a result of exercising this Option Agreement relating to the Offered Shares so purchased by the Company when the Optionee is required to pay such tax.

(l) Notwithstanding the foregoing, Optionee may transfer any or all of the Optionee’s stock obtained as a result of the exercise of all or a portion of this same non-qualified option to Optionee’s spouse, children or grandchildren (the “Family Transferees”), provided that such Family Transferees will be subject to all the provisions of this Option Agreement, and that the Family Transferee recipient (or such Family Transferee’s legal guardian) of such transferred shares shall sign an acknowledgement of and agreement to such Option Agreement and its provisions or such transfer shall be deemed null and void.

11. Option to Purchase Stock. Upon the occurrence of any one or more of the Call Events set forth in paragraph 10(a) below, the Company will have the right, but not the obligation, to purchase the shares that Optionee has obtained as a result of the exercise of all or a portion of the same non-qualified option on the same terms and conditions as if such Optionee had made an offer to sell such stock pursuant to paragraph 9 of this Agreement (except that the exercise period shall be extended to allow the Company to purchase the subject shares within thirty (30) days after the applicable event occurs), but at the Purchase Price determined as of the date of the Call Event in accordance with paragraph 10(a), below.

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(a) Call Events. For purposes of this Agreement, the term Call Events means any one or more of the following events or conditions:

iii) the Optionee or Family Transferee as defined in paragraph 9(f) above dies or;

iv) the termination by the Company of the Optionee’s employment with the Company For Cause (as defined in paragraph 10(e) of this Agreement).

(b) Notice. Within thirty (30) days of an occurrence of a Call Event, the Optionee, Family Transferee, or the Optionee’s or Family Transferee’s personal representative, executor, or other legal representative, as appropriate, will give written notice of such Call Event to the Company specifying: (a) the date of the Call Event; (b) a reasonably detailed description of the Call Event; and (c) the number of shares of stock affected. This notice will be deemed to be the Transfer Notice for purposes of paragraph 9 and the number of shares of stock affected will be the Offered Shares. If the Company has not received this notice on or before the expiration of the thirty (30) day period, any person with knowledge of the Call Event may give the Company notice of the Call Event, and such notice will be deemed to be the Transfer Notice.

(c) Purchase Price. For purposes of this paragraph 10, the Purchase Price for the Offered Shares will be the average of the closing price of the Company’s common shares on the American Stock Exchange or such other national securities exchange as may be applicable for the five (5) trading days preceding the date of the Call Event.

(d) For Cause. For purposes of this Agreement, the term “For Cause” means (i) the material failure by the Optionee to reasonably perform Optionee’s duties or obligations under the Non-Competition and Employment Agreement, dated September 18, 1995 between the Optionee and a Subsidiary of the Company, as may be amended, modified or supplemented from time to time, which nonperformance has not been cured within thirty (30) days after written notice thereof has been given by the Company to the Optionee (or such greater amount of time, if such nonperformance can not be cured within thirty (30) days, sufficient to reasonably permit the Optionee to diligently and vigorously cure such breach); (ii) Optionee’s breach or failure to perform any of the material terms of this Agreement and such breach or failure has not been cured within thirty (30) days after Optionee receives notice from the Company of such breach or failure; (iii) the reckless or willful engaging by the Optionee in misconduct which is materially injurious to the Company and/or its Subsidiaries, monetarily or otherwise; (iv) conviction of a crime under the laws of the United States or of any state within the United States involving a felony, moral turpitude or dishonesty; (v) addition to, or continued misuse of, alcohol or any drug materially affecting the mental processes of Optionee; (vi) failure of Optionee to make good faith efforts to return to employment of the Company or its Subsidiaries, whichever is applicable, after the sufferance of a disability; or (vii) material breach of any of Optionee’s fiduciary duties to the Company and/or its Subsidiaries, as determined in good faith by the Company.

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(e) Without Cause. For purposes of this Agreement, the term “Without Cause” means any event or condition which is not included in the definition of the term “For Cause.”

11. Stock Dividends, Reorganizations. If and to the extent that the number of issued shares of common stock of the Company shall be increased or reduced resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares of common stock of the Company effected without receipt of consideration by the Company, the number of shares of common stock subject to this option not yet exercised and the option price therefor shall be proportionately adjusted.

If the Company is reorganized or consolidated or merged with another corporation, in which the Company is the non-surviving corporation, Optionee shall be entitled to receive options covering shares of such reorganized, consolidated or merged company in the same proportion as optioned under this Option Agreement to Optionee prior to such reorganization, consolidation or merger, at an equivalent price, and subject to the same terms and conditions as contained herein. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to this option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to this option immediately before such reorganization, consolidation or merger over the aggregate option price of such shares, and the new option or assumption of this option shall not give Optionee additional benefits which he did not have under this option.

To the extent that the foregoing adjustments and determinations relate to the shares of common stock of the Company and/or fair market values of such shares, such adjustments and determinations shall be made by the Board of Directors or the Committee, whose determination in that respect shall be final, binding and conclusive.

Except as hereinabove expressly provided in this Section 11, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or reorganization or spin-off of assets or stock of another corporation, and any issue by the Company of share of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares subject to this option.

The grant of this option shall not affect in any way the right of power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

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12. Data Privacy. By entering into this Option Agreement, Optionee (a) authorizes the Company and any agent of the Company administering the Option or providing recordkeeping services, to disclose to the Company or any of its subsidiaries such information and data as the Company or any such subsidiary shall request in order to facilitate the grant of the Option and the administration of the Option under the terms of this Option Agreement; (b) waives any data privacy rights Optionee may have with respect to such information; and (c) authorizes the Company to store and transmit such information in electronic form.

13. Compliance with Law and Approval of Regulatory Bodies.

(a) Notwithstanding anything in this Option Agreement to the contrary, no shares will be issued, or, in the case of treasury shares transferred, upon exercise of the Option granted hereunder, except in compliance with all applicable Federal and State laws, rules and regulations (including, but not limited to the Federal and State securities laws, rules and regulations) and in compliance with rules of stock exchanges on which the Company’s shares of common stock may be listed. Notwithstanding anything in this Option Agreement to the contrary, no shares will be issued, or, in the case of treasury shares transferred, upon exercise of the option granted hereunder, until the Company has obtain such consent or approval from any and all regulatory bodies, Federal or State, and such stock exchanges having jurisdiction over such matters as the Board of Directors of the Company may deem advisable.

(b) If the national securities exchange or NASDAQ on which the Company’s Common Stock is listed for trading requires that the issuance of this Option Agreement or the shares of Common Stock issuable upon exercise of this Option Agreement be approved by the shareholders of the Company, then the Optionee may not exercise any portion of this Option Agreement until this Option Agreement has been approved by the shareholders of the Company. The Company agrees to use reasonable efforts to submit this Option Agreement for approval by its shareholders on or before the Company’s 2007 annual meeting of shareholders. The Date of Grant will be the date set forth above, notwithstanding the date on which the shareholders of the Company may approve this Option Agreement, if such approval is required.

14. Binding Effect and Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto. This Agreement may not be amended except in writing signed by all of the parties hereto. All decisions or interpretations of the Board of Directors or its duly authorized Committee with respect to any question arising under the Plan or under this Option Agreement shall be binding, conclusive and final.

15. Interpretation, Other Restrictions and Legends.

(a) The Board of Directors of the Company or the Committee shall construe and interpret the terms and provisions of this Option Agreement, which construction and interpretation, shall be binding and conclusive upon all parties hereto. This Option Agreement shall be construed pursuant to the laws of the State of Delaware.

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(b) The Optionee represents and warrants that if he acquires any of the shares under this Option Agreement he will acquire such shares for his own account and for the purpose of investment and not with a view to the sale or distribution thereof, except for sales pursuant to an effective registration statement under the Securities Act of 1933 (the “Act”) or pursuant to an exemption from registration under the Act. The Optionee understands that the shares of common stock covered by this Option Agreement have not as of the date hereof and may not at the time that such are purchased be registered under the Act (the Company being under no obligation to effect such registration) and that such shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration. The Optionee further understands that the exemption from registration afforded by Rule 144 under the Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sale of such shares only in limited amounts.

(c) The Optionee represents, covenants, and agrees that he will not sell or otherwise dispose of the shares acquired under this Option Agreement in the absence of (i) an effective registration statement under the Act, (ii) an opinion acceptable in form and substance to the Company from Optionee’s counsel satisfactory to the Company, or an opinion of counsel to the Company, to the effect that no registration is required for such disposition, or (iii) a “no-action” letter from the staff of the Securities & Exchange Commission (“SEC”) to the effect that such a disposition takes place without registration.

(d) The certificates representing shares covered by this Option Agreement shall upon issuance thereof have stamped or imprinted thereon or affixed thereto a legend to the following effect:

“The registered holder hereof has acquired the shares represented by this certificate for investment and not for resale in connection with a distribution thereof. Accordingly, such shares have not been registered under the Securities Act of 1933 and may not be sold, transferred or otherwise disposed of except pursuant to a currently effective registration statement under said Act or otherwise in a transaction exempt from the provisions of Section 5 of said Act.”

“Transfer, sale or other disposal of these shares is subject to the provisions of the Non-Qualified Option Agreement dated June 19, 2006 between Dan Ellis and LSB Industries, Inc.”

If the Company does not elect to purchase the Offered Shares pursuant to the terms of Section 9 hereof, then the Company agrees to have removed from the certificates representing those Offered Shares that the Company has not elected to purchase pursuant to the terms of Section 9 that portion of the legend that reads, “Transfer, sale or other disposal of these shares is

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subject to the provisions of the Non-Qualified Option Agreement, dated June 19, 2006, between Dan Ellis and LSB Industries, Inc.”

16. Definitions. For the purposes of this Option Agreement:

(a) The term “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain own stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or the other corporations in such chain.

(b) The term “employee” means a person who has contracted to perform work or services for another.

19. Waiver. The waiver by the Company of any provision of this Option shall not operate as or be construed to be a subsequent waiver of the same provision or waiver or any other provision hereof.

20. Construction. This Option shall be irrevocable during the Option period and its validity and construction shall be governed by the laws of the State of Delaware. The terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling.

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IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed the day and year first above written.

LSB INDUSTRIES, INC.

By:	/s/ Jack E. Golsen
Jack E. Golsen, Chief Executive Officer

ATTEST:

/s/ James W. Murray III
Asst. Secretary

[SEAL]

“OPTIONEE”

/s/ Dan Ellis
Dan Ellis

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LSB INDUSTRIES, INC. c/o UMB Bank, n. a.

P.O. Box 419064 Kansas City, MO 64141

Vote By Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote By Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote By Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone:

1-888-693-8683

Vote by Internet Access the Website and cast your vote: www.cesvote.com

Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.

Your telephone or Internet vote must be received by 6:00 a.m. Eastern Time on June 14, 2007, to be counted in the final tabulation.

If you vote by telephone or over the Internet, do not mail your proxy card.

If you vote by mail, please sign, date, fold, and detach card at perforation before mailing. LSB INDUSTRIES, INC.

PROXY FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF LSB INDUSTRIES, INC.

The undersigned hereby appoints Jack E. Golsen, Tony M. Shelby, Barry Golsen and each of them, the undersigned’s proxy, with full power of substitution, to attend the annual meeting of the shareholders of LSB Industries, Inc. (the “Company”) on Thursday, June 14, 2007, at 11:30 a.m., Central Daylight Time, at the Company’s offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, and at any adjournment of that meeting and to vote the undersigned’s shares of the Common Stock, Convertible Noncumulative Preferred Stock, 12% Series B Cumulative Convertible Preferred Stock, and Series D 6% Cumulative Convertible Preferred Stock, all of which vote as single class, as designated on the reverse side.

Please sign exactly as your name appears below, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card.

Dated: , 2007.

Signature

Signature (if held jointly)

Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign.

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253, so your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Please fold and detach card at perforation before mailing. LSB INDUSTRIES, INC. PROXY

The persons named as proxies on the reverse side will vote the shares of stock represented by this Proxy Card in accordance with the specifications made in Items 1, 2 and 3. If the undersigned makes no specification, the persons named as proxies on the reverse side will vote the shares “FOR” Items 1, 2 and 3.

The Board of Directors unanimously recommends a vote “FOR” all nominees.

1. Election of Directors

(1) Charles A. Burtch (2) Jack E. Golsen (3) Horace G. Rhodes

FOR all nominees listed above

(except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed above

(Instruction: To withhold authority for any individual nominee, strike through the nominee’s name above.)

The Board of Directors unanimously recommends a vote “FOR” each of the following:

2. The ratification of the Audit Committee appointment of independent auditors, Ernst & Young, LLP, as the Company’s auditors for 2007.

FOR AGAINST ABSTAIN

3. The approval of the non-qualified stock options granted to two Climate Control Business employees.

FOR AGAINST ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(CONTINUED ON REVERSE SIDE)